EXHIBIT 1


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                         MASTER RESTRUCTURING AGREEMENT



                          Dated as of September 8, 1999



                                      Among



                              RECOTON CORPORATION,

                          Certain of its Subsidiaries,

                    the Existing Creditors identified herein



                                       and



                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent




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


                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS.......................................................1
       Section 1.1  Definitions of Certain Terms..............................1
       Section 1.2  Terms Generally...........................................1

SECTION 2. CONSENT TO LIFO OBLIGATIONS; RESTRUCTURE AND MODIFICATION OF EXISTING OBLIGATIONS
       Section 2.1  LIFO Obligations; Consent to LIFO Obligations.............2
       Section 2.2  Restructure and Modification of the Existing Bank
                    Obligations and the Chase Obligations.....................2
       Section 2.3  Restructure of and Modification of the Senior Notes.......4
       Section 2.4  Modification of 1999 Note Obligations.....................4
       Section 2.5  Modification of Chase Mortgage Agreements.................5
       Section 2.6  Reallocation of Interest..................................6
       Section 2.7  Prepayment Warrants.......................................6
       Section 2.8  Override of the Existing Agreements; Limitations on
                    Amendments and Modifications of Existing Agreements.......7
       Section 2.9  Substitution of Security.................................10

SECTION 3.  SUBORDINATION....................................................10
       Section 3.1  Subordination............................................10
       Section 3.2  Turnover of Payments and Collections.....................12
       Section 3.3  Rights in Collateral.....................................13
       Section 3.4  Subrogation..............................................13
       Section 3.5  Consent of Subordinated Creditors........................14
       Section 3.6  Negative Covenants of Subordinated Creditors.............15
       Section 3.7  Priority of LIFO Obligations Unconditional...............15
       Section 3.8  Existing L/C Obligation Reduction True-Up................15
       Section 3.9  Sharing Among Existing Senior Creditors; Sharing
                    Agreement................................................16
       Section 3.10  Survival of Subordination of 1999 Notes.................17

SECTION 4.  APPLICATION OF PAYMENTS AND PROCEEDS.............................17
       Section 4.1  Collateral Accounts......................................17
       Section 4.2  Investment of Funds Deposited in Collateral Accounts.....18
       Section 4.3  Application of Payments and Proceeds.....................18

SECTION 5.  REPRESENTATIONS AND WARRANTIES...................................19
       Section 5.1  Representations and Warranties of the Loan Parties.......19
       Section 5.2  Representations and Warranties of the Collateral
                    Agent and the Creditors..................................20

SECTION 6.  CONCERNING THE COLLATERAL AGENT..................................20
       Section 6.1  Appointment of Collateral Agent..........................20
       Section 6.2  Actions Under Security Documents.........................21
       Section 6.3  Limitations on Responsibility of Collateral Agent........21
       Section 6.4  Reliance by Collateral Agent; Indemnity Against
                    Liabilities; etc.........................................22
       Section 6.5  Resignation or Removal of the Collateral Agent...........23
       Section 6.6  Expenses and Indemnification by Borrower.................24
       Section 6.7  Expenses and Indemnification by Secured Creditors........24
       Section 6.8  Collateral Agent's Lien..................................24
       Section 6.9  Records..................................................24
       Section 6.10  Release of Collateral...................................25

SECTION 7.  CONDITIONS PRECEDENT.............................................25

SECTION 8.  MISCELLANEOUS....................................................27
       Section 8.1  No Individual Action.....................................27
       Section 8.2  Provisions Applicable After Bankruptcy...................27
       Section 8.3  Invalidated Payments.....................................28
       Section 8.4  Payment of Expenses......................................28
       Section 8.5  Successors and Assigns...................................29
       Section 8.6  Notices..................................................29
       Section 8.7  Termination..............................................29
       Section 8.8  Further Assurances, etc..................................29
       Section 8.9  APPLICABLE LAW...........................................30
       Section 8.10 Modification of Agreement................................30
       Section 8.11 Waiver of Rights.........................................30
       Section 8.12 Severability.............................................30
       Section 8.13 Counterparts.............................................30
       Section 8.14 Section Headings.........................................30
       Section 8.15 Complete Agreement.......................................30
       Section 8.16 Confidentiality..........................................30
       Section 8.17 Additional Loan Parties..................................31

APPENDICES

Appendix A        Definitions
Appendix B        Uniform Covenants
Appendix C        Uniform Events of Default



SCHEDULES:

Schedule 2.2(a)   Existing Term Loans
Schedule 2.2(b)   Existing L/C Commitment Percentages
Schedule 2.8(h)   Benchmark Financial Covenants for 1999 Notes
                  Upon Refinancing of the LIFO Obligations and Existing Obligations
Schedule 8.6      Addresses for Notices



EXHIBITS

Exhibit A         Form of LIFO Credit Agreement
Exhibit B         Form of 1999 Replacement Warrant
Exhibit C         Form of Closing Certificate
Exhibit D         Form of Legal Opinion of Stroock & Stroock & Lavan L.L.P.,
                  Counsel to Certain Loan Parties
Exhibit E         Form of Prepayment Warrant
Exhibit F         Form of Registration Rights Agreement
Exhibit G         Form of Assumption Agreement

                                                               CONFORMED COPY


          MASTER RESTRUCTURING AGREEMENT dated as of September 8, 1999, among Recoton Corporation, a New York corporation (the "BORROWER"), the Subsidiaries of the Borrower listed on the signature pages hereto under the heading "Subsidiaries' (collectively with the Borrower, the "LOAN PARTIES'), the Existing Creditors (as defined below), and The Chase Manhattan Bank, as collateral agent (the "COLLATERAL AGENT") for the Secured Creditors (as defined below).

                               W I T N E S S E T H

          WHEREAS, the Existing Creditors (such term, and the other capitalized terms used in these Recitals, having the meanings hereinafter referred to) and the Loan Parties have engaged in negotiations to effect a restructuring of the Loan Parties' obligations under the Existing Agreements and the provision of additional working capital to the Borrower which culminated in the execution by the Existing Creditors and the Borrower of the Agreement Regarding Summary Term Sheet dated as of August 16, 1999 (the "SUMMARY TERM SHEET");

          WHEREAS, the Loan Parties have requested, and the Existing Creditors are agreeable, that the obligations of the Loan Parties under the Existing Agreements be restructured and modified and that certain of the Existing Creditors provide the Borrower additional working capital, all as contemplated by the Summary Term Sheet, this Agreement and certain other agreements;

          NOW, THEREFORE, the parties hereto hereby agrees as follows:


                             SECTION 1. DEFINITIONS

          Section 1.1 DEFINITIONS OF CERTAIN TERMS. Unless otherwise defined herein, the terms defined in Appendix A hereto shall have the respective meanings set forth in such Appendix A.

          Section 1.2 TERMS GENERALLY. The definitions in Appendix A shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

             SECTION 2. CONSENT TO LIFO OBLIGATIONS; RESTRUCTURE AND
                      MODIFICATION OF EXISTING OBLIGATIONS

          Section 2.1 LIFO OBLIGATIONS; CONSENT TO LIFO OBLIGATIONS. (a) Subject to the terms and conditions hereof and of the LIFO Credit Agreement, the LIFO Lenders shall make available up to $50,000,0000 of LIFO Loans on and after the Restructuring Effective Date.

          (b) Subject to the terms and conditions hereof, each Existing Creditor hereby consents to the incurrence of the LIFO Obligations, the execution and delivery of the LIFO Credit Agreement and the other LIFO Loan Documents by each of the Loan Parties party thereto and the granting of Liens in favor of the Collateral Agent for the benefit of the Secured Creditors.

          Section 2.2 RESTRUCTURE AND MODIFICATION OF THE EXISTING BANK OBLIGATIONS AND THE CHASE OBLIGATIONS. Effective on the Restructuring Effective Date, the Existing Credit Agreement shall be modified and the Chase Term Loans and Chase Letters of Credit shall be restructured as follows:


               (a) (i) on the Restructuring Effective Date, Chase will be deemed to make a new "Term Loan" under and pursuant to the Existing Credit Agreement (as modified hereby) in an amount equal to the principal amount of the Domestic Chase Term Loan and the Borrower shall cause the Domestic Chase Term Loan to be paid in full (including all amounts owing thereon in respect of accrued but unpaid interest);

               (ii) upon the request of the Borrower made within five Business Days of the Restructuring Effective Date, Chase will make a new "Term Loan" under and pursuant to the Existing Credit Agreement (as modified hereby) in an amount equal to the Dollar equivalent of the Far East Term Loan; and

               (iii) after giving effect to the foregoing, the Term Loans under the Existing Credit Agreement of each Existing Bank shall be the amount set forth opposite its name on Schedule 2.2(a);

               (b) On the Restructuring Effective Date, the Chase Letters of Credit shall be deemed to be Existing Letters of Credit under and pursuant to the terms of the Existing Credit Agreement (as modified hereby). After giving effect thereto, the Existing L/C Commitment Percentage of each Existing Bank shall be the percentage set forth opposite its name on Schedule 2.2(b);

               (c) The "Termination Date" under the Existing Credit Agreement shall be extended to June 30, 2001. The outstanding Existing Loans shall be due and payable on June 30, 2001 (except to the extent such Existing Loans become due and payable on an earlier date in accordance with the Existing Credit Agreement and the terms hereof);

               (d) From and after the Restructuring Effective Date (and after giving effect to the transactions contemplated by paragraphs (a) and
          (b) of this Section), the Borrower shall not have the right to request the making of any "Revolving Credit Loans" as defined in and under the Existing Credit Agreement and any such Revolving Credit Loans repaid after the Restructuring Effective Date shall not be available for reborrowing. Amounts received by the Existing Agent for application to the Existing Loans shall be applied ratably based on the aggregate amount of Existing Loans outstanding on the date of any such prepayment, without any priority of "Revolving Credit Loans" over "Term Loans" (as each is defined in the Existing Credit Agreement) or vice versa;

               (e) From and after the Restructuring Effective Date, the Borrower shall not have the right to request the conversion or continuation of any Existing Loan as a Eurodollar Loan (as defined in the Existing Credit Agreement). Notwithstanding the Type (as defined in the Existing Credit Agreement) of any Existing Loan outstanding on the Restructuring Effective Date, all such outstanding Existing Loans shall bear interest at a rate equal to ABR (as defined in the LIFO Credit Agreement) plus 3.77%. Existing Reimbursement Obligations shall bear interest at a rate equal to ABR plus 3.77%. From and after the Restructuring Effective Date, (i) the Borrower shall pay a letter of credit fee with respect to Existing Letters of Credit that are commercial letters of credit, computed at the rate per annum equal to 1.50% payable in arrears on the last day of each of March, June, September and December, on the average daily amount from time to time available to be drawn under all such Existing Letters of Credit and
          (ii) a letter of credit fee with respect to each Existing Letter of Credit that is a standby letter of credit, computed at the rate per annum equal to 3.50%, payable in arrears on the last day of each of March, June, September and December, on the aggregate amount from time to time available to be drawn under each such Existing Letter of Credit. Subject to the provisions of Section 3 hereof, all such interest and fees shall be payable (i) in cash and (ii) to the Existing Agent for the ratable benefit of each Existing Bank in accordance with its Existing L/C Commitment Percentage; and

               (f) Existing Letters of Credit (including deemed Existing Letters of Credit in accordance with paragraph (b) of this Section) shall remain outstanding in accordance with their terms. Except as modified hereby, Section 3 of the Existing Credit Agreement and all other subsections of the Existing Credit Agreement to the extent applicable to Section 3 thereof shall be deemed to be in full force and effect with respect to the rights and obligations of the Existing Issuing Bank, the Existing Banks, the Borrower and the Existing Guarantors in respect of Existing Letters of Credit until such time as no Existing Letter of Credit is outstanding. Notwithstanding anything to the contrary contained in Section 3 of the Existing Credit Agreement, at any time after the Restructuring Effective Date, (i) the Existing Issuing Bank shall have no obligation to issue any Existing Letter of Credit if, after giving effect to such issuance (a) the Existing L/C Obligations would exceed the Existing L/C Commitment or (b) the Aggregate L/C Obligations would exceed $24,000,000 and (ii) the Existing Issuing Bank shall not issue any Existing Letter of Credit with an expiration date later than the LIFO Termination Date unless prior to the issuance thereof the Borrower has deposited cash in an amount equal to 105% of the face amount of the requested Existing Letter of Credit in the Existing L/C Cash Collateral Account to be held as collateral for the Secured Obligations. In the event that Existing Letters of Credit are drawn upon and honored by the Existing Issuing Bank, the Borrower shall have the right to pay Existing Reimbursement Obligations from available cash or, to the extent credit is available therefor, borrowings under the LIFO Credit Agreement. Any such payment of Existing Reimbursement Obligations shall restore an equivalent amount of Existing L/C Availability; PROVIDED that the failure by the Borrower so to pay any Existing Reimbursement Obligation shall not constitute a Default or Event of Default.

          Section 2.3 RESTRUCTURE OF AND MODIFICATION OF THE SENIOR NOTES. Effective on the Restructuring Effective Date, the Senior Note Agreements and the Senior Notes shall be modified as follows:


               (a) The Senior Notes shall mature and be due and payable on June 30, 2001 (except to the extent such Senior Notes become due and payable on an earlier date in accordance with the terms of the respective Senior Note Agreements and the terms hereof);

               (b) Notwithstanding paragraph 4G of each of the Senior Note Agreements, from and after the Restructuring Effective Date, interest on the unpaid principal balance of (i) the 1997 Notes shall be at the rate of 12.75% per annum and (ii) the 1998 Notes shall be at the rate of 12.52% per annum; and

               (c) Any Premium Obligation (including any Premium Obligation arising by reason of the payment of the Senior Notes in full on or before June 30, 2001) shall be calculated in accordance with the interest rates and maturity dates as in effect immediately prior to the Restructuring Effective Date under the respective Senior Note Agreement under which such Premium Obligation arises and shall be due and payable at the time of the prepayment giving rise thereto; PROVIDED, that Premium Obligations arising from the first $50,000,000 of prepayments of the principal amount of the Existing Senior Obligations shall be payable on June 30, 2001 (or any earlier date on which the principal amount of the Existing Senior Obligations become due and payable), together with interest thereon for the period from the date such Premium Obligations would have been payable but for this proviso to the date of payment thereof at a rate per annum equal to the rate (or rates) applicable to the respective Senior Notes during such period.

          Section 2.4 MODIFICATION OF 1999 NOTE OBLIGATIONS. Effective on the Restructuring Effective Date, the 1999 Securities Purchase Agreement, the 1999 Notes and the 1999 Original Warrants shall be modified as follows:

               (a) Notwithstanding paragraph 4G of the 1999 Securities Purchase Agreement, interest on the unpaid principal balance of the 1999 Notes shall be at the rate of (i) 13.5% per annum during the period from the Restructuring Effective Date to and including November 4, 1999, (ii) 14.5% per annum during the period from November 5, 1999 to and including February 4, 2000, (iii) 15.0% per annum during the period from February 5, 2000 to and including May 4, 2000, and (iv) 15.5% per annum from and after May 5, 2000;

               (b) The Initial Exercise Price of the 1999 Original Warrants shall be an amount equal to the average Market Price (as defined in 1999 Original Warrants) for the ten Business Days immediately preceding the Restructuring Effective Date; and

               (c) In substitution for and in lieu of the "Additional Warrants" to be issued pursuant to Paragraph 4G of the 1999 Securities Purchase Agreement, the Borrower shall issue to the holders of the 1999 Notes on the Restructuring Effective Date, warrants (the "1999 REPLACEMENT WARRANTS") to purchase an aggregate of 100,000 shares of the Borrower's common stock, to expire on fifth anniversary of the Restructuring Effective Date and to be substantially in the form of Exhibit B.

          Section 2.5 MODIFICATION OF CHASE MORTGAGE AGREEMENTS. Effective on the Restructuring Effective Date, the Chase Mortgages and the Related Mortgage Documents shall be modified as follows:


               (a) To the extent that there is any inconsistency between any covenant set forth in Sections 1 or 2 of MRA Appendix B and any covenant set forth in the Chase Mortgages or the Related Mortgage Documents, the covenant set forth in the Chase Mortgages or any such Related Mortgage Documents is hereby amended in its entirety to be consistent with the covenants set forth in Sections 1 or 2 of MRA Appendix B;

               (b) any amendment, supplement, modification, consent or waiver in respect of the observance or performance of the covenants set forth in MRA Appendix B shall be binding on Chase and shall be deemed an amendment, supplement, modification, consent or waiver of or to each of the Chase Mortgages and the Related Mortgage Documents if such amendment, supplement, modification, consent or waiver is (x) prior to the occurrence of the LIFO Repayment Date, executed and delivered in accordance with the terms of Section 10.1 of the LIFO Credit Agreement and (y) thereafter, in writing and executed and delivered by the Borrower and the Required Existing Senior Creditors;

               (c) The Events of Default set forth in paragraph 22 of each of the Chase Mortgages are hereby deleted in their entirety and the Events of Default are substituted in lieu thereof as "Events of Default" under the Chase Mortgages and the Related Mortgage Documents, PROVIDED that, except to the extent modified by the terms of this Master Restructuring Agreement, the rights and remedies of Chase upon the occurrence and continuance of an Event of Default shall be governed by the terms of the Chase Mortgages and the Related Mortgage Documents;

               (d) any waiver of the occurrence of an Event of Default shall be binding on Chase, and shall be deemed an amendment, supplement, modification, consent or waiver of or to each of the Chase Mortgages and the Related Mortgage Documents, if such waiver is (x) prior to the occurrence of the LIFO Repayment Date, executed and delivered in accordance with the terms of Section 10.1 of the LIFO Credit Agreement and (y) thereafter, in writing and executed and delivered by the Borrower and the Required Existing Senior Creditors, PROVIDED that no such waiver shall be effective to waive a Payment Default in respect of any of the Chase Mortgages without the written consent of Chase; and

               (e) Except as otherwise expressly provided above, the Chase Mortgages and the Related Mortgage Documents and the rights and remedies of the parties thereto shall not be amended or modified in any respect (it being understood and agreed that Chase shall continue to receive monthly payments of principal and interest in respect of the Chase Mortgages in an aggregate amount of $36,369).

          Section 2.6 REALLOCATION OF INTEREST. Any Existing Senior Creditor that is not also a LIFO Lender (a "NON-PARTICIPATING SENIOR CREDITOR") shall not receive the incremental interest payable pursuant hereto from and after the Restructuring Effective Date on its portion of the Existing Senior Obligations. Accordingly, on each date that any such interest would otherwise be payable to such Non-Participating Senior Creditor but for the provisions of this Section, the Borrower shall pay to each Existing Senior Creditor that is a LIFO Lender (each a "PARTICIPATING SENIOR CREDITOR") an amount equal to the product of (a) the amount of interest (calculated at the interest rate(s) set forth herein for the applicable Existing Senior Obligation following the Restructuring) that would be payable to all Non-Participating Senior Creditors on account of their respective Existing Senior Obligations but for the first sentence of this Section TIMES a fraction, the numerator of which is the outstanding Existing Senior Obligations of such Participating Senior Creditor and the denominator of which is the outstanding Existing Senior Obligations of all Participating Senior Creditors. For purposes hereof, an Existing Senior Creditor that is not a LIFO Lender shall nonetheless be deemed to be a "Participating Senior Creditor" if the aggregate LIFO Commitment Percentages of such Existing Senior Creditor and any of its affiliates equals the aggregate Existing Senior Creditor Percentages of such affiliated Existing Senior Creditors.

          Section 2.7 PREPAYMENT WARRANTS. If the principal amount of the Existing Senior Obligations has not been permanently reduced from the amount outstanding on the Restructuring Effective Date by a cumulative amount of at least (x) $5,000,000 on or before September 30, 2000, (y) $10,000,000 on or before December 31, 2000 and (z) $15,000,000 on or before March 31, 2001, the Borrower shall issue warrants (the "PREPAYMENT WARRANTS") on each such date, exercisable for 25,000 shares of the Borrower's common stock, to be dated the date of issue thereof, to expire on the fifth anniversary of the date of issuance thereof and to be substantially in the form of Exhibit E. The Prepayment Warrants shall be issued ratably to each Participating Senior Creditor in accordance with its LIFO Commitment Percentage. The holders of the Prepayment Warrants shall have the benefits of a registration rights agreement to be executed by the Borrower on the Restructuring Effective Date substantially in the form of Exhibit F.

          Section 2.8 OVERRIDE OF THE EXISTING AGREEMENTS; LIMITATIONS ON AMENDMENTS AND MODIFICATIONS OF EXISTING AGREEMENTS. Effective on the Restructuring Effective Date (and after giving effect to the transactions contemplated hereby and by the other Restructuring Documents), each Existing Creditor agrees that, except as otherwise expressly provided herein and notwithstanding anything to the contrary contained in any Existing Agreement to which it is a party:


               (a) the Existing Senior Obligations shall mature and become due and payable on June 30, 2001;

               (b) each of the Existing Agreements is hereby amended to delete any scheduled reduction of the principal amount of the Existing Obligations thereunder, whether by direct payment, sinking fund payment or otherwise;

               (c) none of the Existing Obligations may be accelerated except as a result of a Payment Default in respect thereof or upon acceleration of the LIFO Obligations;

               (d) Paragraphs 5 and 6 of each of the Senior Note Agreements, Paragraphs 5 and 6 of the 1999 Securities Purchase Agreement and Sections 6 and 7 of the Existing Credit Agreement are hereby deemed amended in their entirety to be consistent with the covenants set forth in Sections 1 and 2, respectively, of MRA Appendix B, except that the Borrower shall remain obligated to comply with its obligations under (i) Paragraph 5B of each of the Senior Note Agreements and the 1999 Securities Purchase Agreement in accordance with the terms thereof and (ii) Paragraph 6L of the 1999 Securities Purchase Agreement, PROVIDED that (i) the "Subsidiary Guaranty" referred to in said Paragraph 6L (the "1999 NOTES SUBSIDIARY GUARANTEE") shall be executed and delivered by only the Existing Guarantors as of the Guaranty Date (as defined in the 1999 Securities Purchase Agreement) (but in any event excluding any Hong Kong Subsidiary), (ii) to the extent that any Existing Guarantor is released at any time from its obligations under the Existing Guarantees (other than by payment in full of the Existing Senior Obligations), such Existing Guarantor shall be released automatically from the 1999 Notes Subsidiary Guarantee and (iii) the obligations of any Existing Guarantor under the 1999 Notes Subsidiary Guarantee shall be subordinate and junior in right of payment to such Existing Guarantor's obligations under the Guarantees as provided in Section 3;

               (e) any amendment, supplement, modification, consent or waiver in respect of the observance or performance of the covenants set forth in MRA Appendix B shall be binding on each of the parties hereto and shall be deemed an amendment, supplement, modification, consent or waiver of or to each of the Operative Agreements if such amendment supplement, modification, consent or waiver is (x) prior to the occurrence of the LIFO Repayment Date, executed and delivered in accordance with the terms of Section 10.1 of the LIFO Credit Agreement and (y) thereafter, in writing and executed and delivered by the Borrower and the Required Existing Senior Creditors, PROVIDED that without the written consent of the "Required Holders" (under and as defined in the 1999 Securities Purchase Agreement) no such amendment, supplement, modification, consent or waiver shall consent to, authorize or otherwise permit any Asset Sale by the Borrower or any of its Subsidiaries unless (A) the purchase price for such assets is an amount that is not less than the Fair Market Value thereof and (B) except for an aggregate of up to $5,000,000 of the Net Cash Proceeds from such Asset Sales, all of the Net Cash Proceeds are applied to permanently reduce the LIFO Commitment or the Existing Senior Obligations;

               (f) clauses (i) through (xvi) of Paragraph 7A of each of the Senior Note Agreements and the 1999 Securities Purchase Agreement and paragraphs (a) through (j) of Section 8 of the Existing Credit Agreement are hereby deleted in their entirety and the Events of Default are substituted in lieu thereof as "Events of Default" under each of the Existing Agreements, PROVIDED that, except to the extent modified by the terms of this Agreement, the rights and remedies of the holders of the Existing Obligations upon the occurrence and continuance of an Event of Default shall be governed by the respective Existing Agreement giving rise to such holders' Existing Obligations;

               (g) any waiver of the occurrence of an Event of Default shall be binding on each of the parties hereto and shall be deemed an amendment, supplement, modification, consent or waiver of or to each of the Operative Agreements if such amendment, supplement, modification, consent or waiver is (x) prior to the occurrence of the LIFO Repayment Date, executed and delivered in accordance with the terms of Section 10.1 of the LIFO Credit Agreement and (y) thereafter, in writing and executed and delivered by the Borrower and the Required Existing Senior Creditors, PROVIDED that no such wavier shall be effective to waive a Payment Default in respect of any Creditor's Existing Obligations without the written consent of such Creditor;

               (h) the consent of the 1999 Noteholders shall not be required in connection with any refinancing, refunding, renewal or extension of the LIFO Obligations and/or the Existing Senior Obligations and the granting of any Liens in connection therewith so long as the terms of any such refinancing, refunding, renewal or extension do not (i) reduce the stated rate (including scheduled increases in such rate) or the scheduled date for payment of any interest payable in respect of the 1999 Notes, (ii) extend the maturity date of any 1999 Note or otherwise modify the payment of interest on or principal of the 1999 Notes, (iii) modify the terms or conditions of the warrants originally issued in connection with the issuance of the 1999 Notes or the 1999 Replacement Warrants, in each case, without the consent of each holder of the 1999 Notes or any such warrants affected thereby, or (iv) provide for more than $275,000,000 of maximum principal amount of borrowings (less an amount equal to the sum of any permanent reductions of the LIFO Commitments and reductions of the Existing Senior Obligations resulting from the application of the Net Cash Proceeds of Asset Sales but inclusive of any Existing Senior Obligations remaining outstanding after giving effect to such refinancing, refunding, renewal or extension) that would be entitled to the benefits of the subordination provisions of Paragraph 12 of the 1999 Securities Purchase Agreement; PROVIDED that if the maximum principal amount of any such refinancing, refunding, renewal or extension (inclusive of any Existing Senior Obligations remaining outstanding after giving effect thereto) exceeds $262,000,000, the Borrower shall issue to the holders of the 1999 Notes at such time, warrants to purchase an aggregate of 20,000 shares of the Borrower's common stock, to expire on the fifth anniversary of the date of issuance thereof, to be immediately exercisable at a price equal to the average Market Price (as defined in the 1999 Replacement Warrants) for the ten Business Days immediately preceding the date of issuance thereof and otherwise to be substantially in the form of the 1999 Replacement Warrants, PROVIDED, FURTHER, that upon the satisfaction of the foregoing conditions and the issuance of such warrants, the holders of the 1999 Notes shall agree to covenants and events of default consistent with any covenants and events of default contained in any agreement providing for such refinancing, refunding, renewal or extension (the "REFINANCING AGREEMENT") with appropriate adjustments to reflect the 1999 Notes' subordinated status (it being understood that the waiver or modification of any such covenants or events of default pursuant to the terms of the Refinancing Agreement (other than a payment default in respect of the 1999 Notes) shall constitute a waiver or modification of the corresponding covenant or event of default with respect to the 1999 Notes) and, to the extent such covenants do not include, or are less restrictive than, the covenants set forth on Schedule 2.8(h), then (aa) the Borrower shall pay in cash an aggregate amount equal to $875,000 to the holders of the 1999 Notes, to be shared among such holders ratably in accordance with their respective share of the aggregate principal amount of the 1999 Notes and (bb) the rate of interest on the unpaid principal balance of the 1999 Notes shall be increased by 1.0% per annum (which increase shall be additive to all increases of such interest rate as provided in Section 2.4 (a)).

               (i) Paragraphs 4A and 4E of the 1999 Securities Purchase Agreement are hereby deleted in their entirety;

               (j) except as otherwise provided herein, no amendment, supplement or other modification to any Operative Agreement shall be effective unless such amendment, supplement or other modification (i) is executed and delivered in accordance with the applicable provisions of the relevant Operative Agreement and (ii) is consented to in writing by (y) prior to the LIFO Repayment Date, the Required LIFO Lenders and
          (y) thereafter, the Required Existing Senior Creditors; PROVIDED that no such amendment, supplement or other modification that would (x) increase the amount of the LIFO Commitments shall be effective without the consent of all of the Existing Senior Creditors or (y) increase the principal amount of any of the Existing Obligations, modify the fees or interest rates specified in any of the Operative Agreements or modify the terms of any warrants issued in connection with any of the Operative Agreements shall be effective without the consent of each Existing Creditor.

               (k) no Participating Senior Creditor may assign or transfer (including by way of participating interest) all or any part of its rights and obligations under the Existing Senior Creditor Agreements to which it is a party and the Notes (as defined in the Existing Credit Agreement) or the Senior Notes, as applicable, in accordance with Section 8.5 or otherwise unless such Participating Senior Creditor also assigns to the same Person a corresponding percentage amount of such Participating Senior Creditor's rights and obligations under the LIFO Credit Agreement and LIFO Commitment.

          Section 2.9 SUBSTITUTION OF SECURITY. Effective as of the date that is 91 days after the compliance by the Borrower with its obligations under subsection 1.13(c) of MRA Appendix B to take all actions necessary to provide the Collateral Agent with valid and enforceable, perfected Liens on not less than 65% of each class of the Capital Stock of Far East and to deliver all agreements and opinions required by such subsection 1.13(c) with respect to the pledge of the Capital Stock of Far East, so long as no Default or Event of Default shall have occurred and be continuing on such 91st day, each of the Existing Senior Creditors shall automatically release and discharge each of the Hong Kong Subsidiaries party to the Existing Guarantees from its obligations thereunder, effective as of the date each such Existing Guarantee was executed, without the need for any further action on the part of any Existing Senior Creditor; PROVIDED that if the date of the Borrower's compliance with its obligations under subsection 1.13(c) of MRA Appendix B referred to above is within ten days of the Restructuring Effective Date, such compliance shall be deemed to have occurred on the Restructuring Effective Date.


                            SECTION 3. SUBORDINATION

          Section 3.1 SUBORDINATION. (a) Notwithstanding anything to the contrary contained in any Existing Agreement, each Loan Party and each of the Creditors, for itself and each future holder of the Obligations held by it, agrees that (i) each of the Second Priority Obligations, the Third Priority Obligations and the Fourth Priority Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in Section 3.1(b)) to the LIFO Obligations.


          (b) "SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT" means that:

               (i) with respect to any Subordinated Obligation in relation to any LIFO Obligation, no part of the Subordinated Obligations shall have any claim to the assets of any Loan Party on a parity with or prior to the claim of such LIFO Obligation; and

               (ii) prior to the payment in full of all LIFO Obligations, without the express prior written consent of all of the holders of such LIFO Obligations, no Subordinated Creditor will take, demand or receive from any Loan Party, and no Loan Party will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security (other than the Liens granted to secure the Second Priority Obligations and Third Priority Obligations pursuant to the Security Documents) for the whole or any part of its Subordinated Obligations, including any letter of credit or similar credit support facility to support payment of any of its Subordinated Obligations.

          (c) Notwithstanding anything to the contrary contained in Section 3.1(b) hereof, holders of Subordinated Obligations may receive and retain Permitted Payments except (x) following the occurrence and during continuance of a LIFO Payment Default or (y) during a Blockage Period; PROVIDED that, following the occurrence and during the continuance of any such LIFO Payment Default or during a Blockage Period, any Permitted Payments not paid to the holders of the Subordinated Obligations in accordance with this sentence shall continue to accrue as against the Borrower and the other Loan Parties. Upon the termination of the Blockage Period and if all then existing LIFO Payment Defaults have been cured or waived or shall have ceased to exist, the right of the holders of the Subordinated Obligations to receive Permitted Payments as provided herein shall be reinstated, and the Borrower may resume making such Permitted Payments in accordance with the terms of the respective Existing Agreements. All accrued Permitted Payments shall be paid on the first Business Day following such reinstatement PROVIDED, in each case, that, as to any Subordinated Obligations, no new LIFO Payment Default shall have occurred and be continuing on such Business Day.

          (d) No LIFO Obligation Non-Payment Default which existed on the date any Blockage Notice was given shall be the basis for giving any subsequent Blockage Notice, unless such LIFO Obligation Non-Payment Default shall have been cured or waived or otherwise ceased to exist for a period of not less than 90 consecutive days after the date such Blockage Notice was given.

          (e) No more than one Blockage Notice may be given within any consecutive 365-day period.

          (f) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the LIFO Obligations shall mean the indefeasible payment in full, in immediately available funds, of all such LIFO Obligations.

          Section 3.2 TURNOVER OF PAYMENTS AND COLLECTIONS. (a) Each holder of Subordinated Obligations and each Loan Party agree that, except for the payment of Permitted Payments as provided in Section 3.1(c), (i) all LIFO Obligations shall be paid in full (or in the case of LIFO Letters of Credit then outstanding, cash collateralized in full) before any direct or indirect payment or distribution is made with respect to any Subordinated Obligation and (ii) any payment or distribution of assets of any Loan Party, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower or other Loan Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Collateral Agent, for the account of the holders of the LIFO Obligations, to the extent necessary to pay in full all such LIFO Obligations as set forth in
Section 4.3, before any payment or distribution shall be made to any Subordinated Creditor on account of any Subordinated Obligations held by such Subordinated Creditor.

The foregoing provisions shall be applicable prior to and after the occurrence of a Bankruptcy Event.

          (b) Upon the occurrence of any Bankruptcy Event:

               (i) each Subordinated Creditor irrevocably authorizes and empowers the Collateral Agent, as agent for the LIFO Creditors: (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable to such Subordinated Creditor in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding if such Subordinated Creditor does not file such claims or proofs of claim in any such proceeding at least five Business Days prior to any bar date set by a court of competent jurisdiction for the filing in such proceeding of claims or proofs of claims, and to take such other actions, in its own name as the Collateral Agent, or in the name of such Subordinated Creditor or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; PROVIDED, HOWEVER, that the foregoing authorization and empowerment
          (1) imposes no obligation on the Collateral Agent to take any such action and (2) shall not entitle the Collateral Agent to vote any claims or proofs of claims in respect of any Subordinated Obligations on any plan of reorganization filed in any such proceeding, unless (x) such claims or proofs of claims were filed by the Collateral Agent under the circumstances set forth in clause (B) of this sentence or
          (y) the holder of such Subordinated Obligations fails to vote any claims or proofs of claims (filed by such Subordinated Creditor) at least five Business Days prior to any date fixed by a court of competent jurisdiction as the last date to vote such claims or proofs of claims; and

               (ii) each Subordinated Creditor shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Collateral Agent may request to enable the Collateral Agent to enforce any and all claims in respect of the Subordinated Obligations held by such Subordinated Creditor and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations held by such Subordinated Creditor.

          (c) If any direct or indirect payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Subordinated Creditor in respect of the Subordinated Obligations, except Permitted Payments as provided in Section 3.1(c), such Subordinated Creditor forthwith shall deliver the same to the Collateral Agent for the account of the holders of the LIFO Obligations, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the LIFO Obligations until such LIFO Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Subordinated Creditor as the property of the LIFO Creditors, segregated from other funds and property held by such Subordinated Creditor.

          Section 3.3 RIGHTS IN COLLATERAL. Notwithstanding anything to the contrary contained in any Operative Agreement and irrespective of:

               (i) the time, order or method of attachment or perfection of the Liens created by any Security Document,

               (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect Liens in any Collateral,

               (iii) anything contained in any filing or agreement to which the Collateral Agent, any LIFO Creditor or any Subordinated Creditor now or hereafter may be a party and

               (iv) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors,

any security interest in any Collateral granted to secure any LIFO Obligation pursuant to any Security Document or otherwise has and shall have priority, to the extent of any unpaid LIFO Obligations, over any security interest in such Collateral granted to secure any Subordinated Obligations; provided that the Fourth Priority Obligations are not Secured Obligations and the holders of such Fourth Priority Obligations have no beneficial interest in the Liens granted to the Collateral Agent or any rights in or to the Collateral.

          Section 3.4 SUBROGATION. Subject to the payment in full of the LIFO Obligations, the Subordinated Creditors shall be subrogated to the rights of the holders of the LIFO Obligations to receive payments or distributions of assets of the Borrower or any other Loan Party in respect of such LIFO Obligations until such LIFO Obligations shall be paid in full. For the purposes of such subrogation, payments or distributions to the Collateral Agent, for the account of the holders of the LIFO Obligations, of any money, property or securities to which any Subordinated Creditor would be entitled except for the provisions of this Agreement shall be deemed, as between the Borrower and each Loan Party and their respective creditors other than the holders of LIFO Obligations and such Subordinated Creditor, to be a payment by the Borrower or such Loan Party to or on account of such Subordinated Creditor's Subordinated Obligations, it being understood that the provisions of this Section 3 are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the holders of LIFO Obligations, on the other hand.

          Section 3.5 CONSENT OF SUBORDINATED CREDITORS. (a) Each Subordinated Creditor consents that, without the necessity of any reservation of rights against any Subordinated Creditor, and without notice to or further assent by any Subordinated Creditor:

               (i) any demand for payment of any LIFO Obligations made by the Collateral Agent, the LIFO Agent or any LIFO Creditor with respect to its LIFO Obligations may be rescinded in whole or in part by the party making such demand or the holder of the LIFO Obligations, and subject to Section 2.8, any LIFO Obligation may be continued, and the LIFO Obligations, or the liability of the Borrower or any Loan Party or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Borrower or any other Loan Party with respect to the LIFO Obligations may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the LIFO Creditor holding such LIFO Obligations; and

               (ii) subject to Section 2.8, the Operative Agreements under which the LIFO Obligations arise, may be amended, modified, supplemented or terminated, in whole or in part, as the LIFO Creditors party thereto may deem advisable from time to time, and any collateral security at any time held by the Collateral Agent, or any LIFO Creditor for the payment of such LIFO Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any Subordinated Creditor, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

          (b) Each Subordinated Creditor waives any and all notice of the creation, renewal, extension or accrual of any of the LIFO Obligations and notice of or proof of reliance by the LIFO Creditors upon this Agreement. The LIFO Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower, the other Loan Parties and the LIFO Creditors shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Creditor acknowledges and agrees that the LIFO Creditors have relied upon the subordination provided for herein in entering into the LIFO Credit Agreement and in making funds available to the Borrower thereunder. Each Subordinated Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

          Section 3.6 NEGATIVE COVENANTS OF SUBORDINATED CREDITORS. So long as any LIFO Obligations are outstanding, no Subordinated Creditor shall, without the prior written consent of the Required LIFO Lenders:


               (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein except as provided Sections 2.8(k) and 8.5 hereof; or

               (b) permit any of the Operative Agreements to be amended, modified or otherwise supplemented except as provided herein.

          Section 3.7 PRIORITY OF LIFO OBLIGATIONS UNCONDITIONAL. The subordination of the Existing Obligations to the LIFO Obligations and the relative priority of the Liens securing the LIFO Obligations to the Liens (if any) securing the Subordinated Obligations, and all agreements and obligations of the Subordinated Creditors, the Borrower and each other Loan Party hereunder in respect thereof shall remain in full force and effect irrespective of:

               (a) any lack of validity or enforceability of any Security Documents;

               (b) subject to Sections 2.8(e), (g), (h) and (j), any change in the time, manner or place of payment of, or in any other term of, all or any of the LIFO Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Operative Agreements giving rise to such LIFO Obligations;

               (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the LIFO Obligations or any guarantee thereof; or

               (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the LIFO Obligations, or of any Subordinated Creditor, the Borrower or any other Loan Party in respect of this Agreement.

          Section 3.8 EXISTING L/C OBLIGATION REDUCTION TRUE-UP. (a) In the event that the Term Lender Purchase Amount is greater than zero as of the date of an Acceleration Date or any later date on which the aggregate amount of the Existing L/C Obligations is reduced, then no later than 30 days after written request from any Existing Senior Creditor to the Existing Agent each Existing Bank shall severally purchase at par from each other Existing Senior Creditor (including Existing Banks to the extent that they hold Existing Bank Obligations arising out of the Term Loans made under the Existing Credit Agreement) a PARI PASSU UNDIVIDED participating interest in the Existing Senior Obligations (other than Existing L/C Obligations) of such other Existing Senior Creditor by paying to such other Existing Senior Creditor an amount equal to the product of (i) such Existing Bank's Existing L/C Commitment Percentage of the Term Lender Purchase Amount TIMES (ii) a fraction, the numerator of which is the outstanding Existing Senior Obligations of such other Existing Senior Creditor and the denominator of which is the outstanding Existing Senior Obligations of all Existing Senior Creditors, in each case without regard to Existing L/C Obligations.

          (b) In any bankruptcy proceeding in which the Borrower is a debtor, if any Existing Bank finds that it is unable to enforce in such proceeding its participating interests in the Senior Notes or the Existing Bank Obligations of other Existing Banks, each Existing Senior Creditor agrees to enforce such participating interests to the same extent that it enforces its own rights in the Senior Notes or Existing Bank Obligations, as the case may be. At the request of the Existing Agent, each Existing Senior Creditor will prepare appropriate proofs of claim covering such participating interests. Nothing in this paragraph shall be interpreted as an admission that the Existing Banks may not enforce any participating interests in the Senior Notes or Existing Bank Obligations, as applicable, nor shall it be deemed a relinquishment of any such interests or rights.

          Section 3.9 SHARING AMONG EXISTING SENIOR CREDITORS; SHARING AGREEMENT. (a) Notwithstanding anything to the contrary contained in any Existing Senior Agreement, each Existing Senior Creditor, for itself and for any future holder of the Obligations held by it, agrees that, subject to (i) the prior satisfaction of the LIFO Obligations and (ii) the right to retain Permitted Payments prior to the occurrence and during the continuance of a Secured Obligation Payment Default, any payment of any kind (including any payment resulting from setoff, any realization upon all or any part of the Collateral and any payment or direct or indirect distribution of any money, property or securities in a proceeding of the type described in the definition of "Bankruptcy Event") from or on behalf of any Loan Party or otherwise in respect of the Existing Senior Obligations is to be distributed among the Existing Senior Creditors equally and ratably in accordance with the respective amounts of the Existing Senior Obligations then held by each of them, without any priority of any one over any other. In order to implement such sharing, each Existing Senior Creditor forthwith upon receipt of any such payment shall deliver the same to the Collateral Agent as provided in Section 3.2 hereof notwithstanding the occurrence of the LIFO Repayment Date for distribution in accordance with Section 4.3, in the form received, duly indorsed to the Collateral Agent, if required. Until so delivered, such payment or distribution shall be held in trust by such Existing Senior Creditor for the benefit of all of the Existing Senior Creditors, segregated from other funds and property held by such Existing Senior Creditor.

          (b) Any Existing Senior Creditor that has remitted any payment to the Collateral Agent in accordance with subsection 3.9(a) after the LIFO Repayment Date shall, to the extent of such remittance, be subrogated to the rights of the other Existing Senior Creditors to receive payments or distributions of assets of the Borrower or any Subsidiary Guarantor in respect of the Existing Senior Obligations owed to such other Existing Senior Creditors until all Existing Senior Obligations shall be paid in full. For the purposes of such subrogation, payments or distributions to the Collateral Agent, for the account of the other Existing Senior Creditors, of any money, property or securities to which the remitting Existing Senior Creditor would be entitled except for the operation of
Section 3.9(a) hereof, shall be deemed, as between the applicable Loan Party and its respective creditors other than the remitting Existing Senior Creditor, to be a payment by the Borrower or any Guarantor or any of them to or on account of the Existing Senior Obligations of such remitting Existing Senior Creditor, it being understood that the provisions of this Section 3.9(b) are, and are intended solely, for the purpose of defining the relative rights of the Existing Senior Creditors.

          (c) Effective as of the Restructuring Effective Date, the Sharing Agreement is hereby superseded and terminated by the provisions hereof.

          Section 3.10 SURVIVAL OF SUBORDINATION OF 1999 NOTES. Nothing contained in this Section 3 is intended or shall be construed to modify the provisions of Paragraph 12 of the 1999 Securities Purchase Agreement or the priority or the rights of the holders of the Existing Senior Obligations in relation to the holders of the 1999 Notes.

          SECTION 4. APPLICATION OF PAYMENTS AND PROCEEDS

          Section 4.1 COLLATERAL ACCOUNTS. As such times as it deems appropriate, the Collateral Agent shall establish and, at all times thereafter until this Agreement shall have terminated, maintain at its principal banking office in New York City the following three accounts: (i) the LIFO L/C Cash Collateral Account, (ii) the Existing L/C Cash Collateral Account and (iii) a collateral account (the "PRIMARY COLLATERAL ACCOUNT"; collectively with the LIFO L/C Cash Collateral Account, and the Existing L/C Cash Collateral Account, the "COLLATERAL ACCOUNTS"). The Collateral Agent shall deposit into (x) the LIFO
L/C Cash Collateral Account all amounts (1) received by it and designated for such purpose in accordance with subsection 3.5 or Section 8 of the LIFO Credit Agreement or (2) distributed by it in respect of First Priority Obligations constituting outstanding LIFO Letters of Credit on the applicable Distribution Date pursuant to clause "SECOND" of Section 4.3(b); (y) the Existing L/C Cash Collateral Account all amounts (1) received by it and designated for such purpose in accordance with Section 2.2(f) of this Agreement or Section 8 of the Existing Credit Agreement or (2) distributed by it in respect of Second Priority Obligations constituting outstanding Existing Letters of Credit on the applicable Distribution Date pursuant to clause "THIRD" of Section 4.3(b) and
(z) except as provided in the preceding clauses (x) and (y), the Primary Collateral Account all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Collateral, including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document, as a result of the enforcement of rights and remedies under the Security Documents, as a result of the turnover obligations contained in Section 3.2 hereof or otherwise. All amounts deposited in the Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the Security Documents. Neither the Borrower nor any Guarantor shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts; PROVIDED that so long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall pay to the Borrower interest accrued on amounts on deposit in the Existing L/C Cash Collateral Account and the LIFO L/C Cash Collateral Account on the last day of each month

          Section 4.2 INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNTS. The Collateral Agent may, but is under no obligation to, invest and reinvest moneys on deposit in the Collateral Accounts at any time in Cash Equivalents. Except to the extent provided in the last sentence of Section 4.1, all such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Accounts for the benefit of the Secured Creditors. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

          Section 4.3 APPLICATION OF PAYMENTS AND PROCEEDS. (a) The Collateral Agent shall have the right at any time to apply moneys held by it in the Primary Collateral Account to the payment of due and unpaid Collateral Agent Expenses.

          (b) In order to implement the subordination of the Subordinated Obligations established pursuant to this Agreement to the LIFO Obligations and the relative priority of the Liens (if any) securing such Subordinated Obligations to the Liens securing such LIFO Obligations, and the sharing of payments among the Existing Senior Creditors contemplated by Section 3.9, the Creditors, the Borrower and each other Loan Party agree that, any money, property, securities or other direct or indirect distributions of any nature whatsoever, regardless of whether such money, property, securities or other distributions are received directly or indirectly from the sale, disposition or other realization upon all or any part of the Collateral, or from any other source, and regardless of whether received in connection with any proceeding referred to in the definition of "Bankruptcy Event" or otherwise, received by the Collateral Agent, or any Creditor in respect of any of the Obligations (other than Permitted Payments in accordance with Section 3.1(c) and after the occurrence of the LIFO Repayment Date, in accordance with Section 3.9(a)) shall, in each case, be delivered to the Collateral Agent in the form received, duly indorsed to the Collateral Agent, if required, and applied as follows:

               FIRST, to the payment in full of all unpaid Collateral Agent Expenses;

               SECOND, to the payment in full of all First Priority Obligations, including the cash collateralization in full of any LIFO Letters of Credit then outstanding to the extent not cash collateralized in an amount equal to 105% of the outstanding amount thereof, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the holders of such First Priority Obligations in proportion to the unpaid amounts thereof on such Distribution Date;

               THIRD, to the payment in full of all Premium Obligations that are Second Priority Obligations (if any), the payment of which was deferred in accordance with the proviso to Section 2.3(c), plus accrued but unpaid interest on such Premium Obligations as set forth in such proviso;

               FOURTH, to the payment in full of all unpaid Second Priority Obligations, including the cash collateralization in full of any Existing Letters of Credit then outstanding to the extent not cash collateralized in an amount equal to 105% of the outstanding amount thereof and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the holders of such Second Priority Obligations in proportion to the unpaid amounts thereof on such Distribution Date;

               FIFTH, to the payment in full of all Third Priority Obligations and if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the holders of such Third Priority Obligations in proportion to the unpaid amounts thereof on such Distribution Date; and

               LAST, to pay to the Borrower or the applicable Loan Party, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining.

          (c) On the thirtieth day following any expiration or cancellation of any outstanding LIFO Letter of Credit or Existing Letter of Credit, or any other reduction in the amount outstanding thereunder (other than as a result of a drawing on any such LIFO Letter of Credit or Existing Letter of Credit that is honored), the amount of funds in the LIFO L/C Cash Collateral Account or Existing L/C Cash Collateral Account, as applicable, with respect to such LIFO Letter of Credit or Existing Letter of Credit (or, in the case of any partial reduction in the outstanding amount thereunder, a pro rata portion of such funds) shall be released from the LIFO L/C Cash Collateral Account or Existing L/C Cash Collateral Account, as applicable, and the funds so released shall be deposited in the Primary Collateral Account and retained therein by the Collateral Agent pending distribution in accordance with Section 4.3(b) on the next Distribution Date.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

          Section 5.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. To induce the Existing Creditors to enter into this Agreement and to modify and restructure the Existing Obligations, the Borrower and each other Loan Party represents and warrant to the Existing Creditors that:

               (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other governmental authority having applicability to it or any applicable law;

               (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid, enforceable and binding obligation against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

               (c) the Existing Credit Agreement is in full force and effect and the aggregate principal amount of the Existing Bank Obligations (after giving effect to the transactions described in Sections 2.2(a) and (b) hereof) is $101,700,505;

               (d) except as otherwise provided in Section 2.9, the Existing Guarantees are in full force and effect;

               (e) the Senior Note Agreements are in full force and effect and the aggregate principal amount of the Senior Notes is $100,000,000; and

               (f) the 1999 Securities Purchase Agreement is in full force and effect and the aggregate principal amount of the 1999 Notes is $35,000,000.

          Section 5.2 REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT AND THE CREDITORS. The Collateral Agent and each Creditor represent and warrant to each of the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law, and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid, enforceable and binding obligation, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                   SECTION 6. CONCERNING THE COLLATERAL AGENT

          Section 6.1 APPOINTMENT OF COLLATERAL AGENT. Each of the Secured Creditors appoints Chase to act as Collateral Agent pursuant to the terms of the Security Documents and this Agreement, and Chase agrees to act as Collateral Agent for such Secured Creditors, pursuant to the terms of the Security Documents and this Agreement.

          Section 6.2 ACTIONS UNDER SECURITY DOCUMENTS. (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of Sections 6.3 and 6.4, the Collateral Agent shall take any action under or with respect to the Security Documents which is requested by the Directing Party and which is not inconsistent with or contrary to the provisions of this Agreement or the Operative Agreements. At any time when a Notice of Secured Obligation Payment Default shall have been given and shall be outstanding, the Collateral Agent shall, subject in all cases to the provisions of Sections 6.3 and 6.4, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents or any of them in accordance with any written instructions received from the Directing Party. Absent written instructions from the Directing Party, the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Security Documents or any of them or otherwise as it shall deem to be in the best interests of the Secured Creditors in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Secured Creditors; PROVIDED that, except as provided in paragraph (b) below, in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Directing Party the Collateral Agent shall not foreclose any Lien on the Collateral or exercise any other remedies available to it under any Security Documents with respect to the Collateral or any part thereof.

          (b) If the Collateral Agent has requested instructions from the Directing Party at a time when a Notice of Secured Obligation Payment Default shall be in effect and the Directing Party has not responded to such request within 10 days thereafter, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Security Documents or any of them or otherwise, including foreclosure of any Lien or any other exercise of remedies, as the Collateral Agent, in good faith, shall determine to be in the interests of the Secured Creditors and to maximize both the value of the Collateral and the present value of the recovery by each of the Secured Creditors on their Obligations; PROVIDED that, if instructions are thereafter received from the Directing Party, then the actions of the Collateral Agent shall be subject to paragraph (a) above.

          (c) When the Collateral Agent receives a Notice of Secured Obligation Payment Default, the Collateral Agent shall give prompt notice thereof to the Creditors.

          Section 6.3 LIMITATIONS ON RESPONSIBILITY OF COLLATERAL AGENT. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Operative Agreement, except for those expressly made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Grantors to the Collateral, as to the security afforded by this Agreement or any Security Document, except as expressly set forth in Section 5.2, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Operative Agreement, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Grantors or to the Secured Creditors as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower or the other Loan Parties of any of the covenants or agreements contained herein or in the other Operative Agreements. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement or any other Operative Agreement except for its or such Person's own gross negligence or wilful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by it or any such Person in accordance with any notice given by the Directing Party hereunder entitled to give such notice, even if, at the time such action is taken by it or any such Person, the Directing Party which gave the notice to take such action is no longer the Directing Party and if the Collateral Agent has not received written notice of such fact. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or wilful misconduct.

          Section 6.4 RELIANCE BY COLLATERAL AGENT; INDEMNITY AGAINST LIABILITIES; ETC. (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer of such Person or, in the case of any Loan Party, an executive officer of the Borrower, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Obligations or any portion thereof or the existence of any Secured Obligation Payment Default for any purposes of this Agreement, it shall be entitled to make such determination on the basis of one or more certificates of any Secured Creditor (with respect to the Secured Obligations owed to such Secured Creditor), the Existing Agent (with respect to the Existing Bank Obligations, owed to the Existing Banks, or any of them) or the LIFO Agent (with respect to the LIFO Obligations owed to the LIFO Lenders, or any of them); PROVIDED, that if, notwithstanding the request of the Collateral Agent, any Secured Creditor shall fail or refuse within five Business Days of such request to certify as to the existence or amount of any Secured Obligations owed to it, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Borrower; PROVIDED, FURTHER, that, promptly following determination of any such amount pursuant to the foregoing proviso, the Collateral Agent shall notify such Secured Creditor of such determination and thereafter shall correct any error that such Secured Creditor brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any other Grantor or Guarantor, any Secured Creditor or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination. Upon any request of the Collateral Agent, the Borrower shall, as promptly as practicable, furnish a certificate to the Collateral Agent as to the existence or amount of any Existing Obligation or any Secured Obligation or as to the existence of any Priority Obligation Payment Default.

          (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

          (c) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

          Section 6.5 RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT. The Collateral Agent may at any time (a) by giving 30 days' prior written notice to the Borrower and each Secured Creditor, resign and be discharged from the responsibilities hereby created, or (b) if the Directing Party concludes that the Collateral Agent shall have acted under and in respect of this Agreement in a manner which constitutes wilful misconduct or gross negligence, be removed from its position as Collateral Agent by the Directing Party, such resignation or removal to become effective upon the earlier of (i) the acceptance of the appointment of a successor pursuant to the next sentence of this Section or (ii) the appointment of a successor by the Directing Party and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (ii) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Directing Party as above provided or may, on behalf of the Secured Creditors, appoint a successor Collateral Agent. Any successor Collateral Agent shall be a bank organized under the laws of the United States or any State thereof, with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder.

          Section 6.6 EXPENSES AND INDEMNIFICATION BY BORROWER. The Borrower and each other Loan Party agree (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent, including reasonable counsel fees and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Creditors under this Agreement and the Security Documents and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Operative Agreement; PROVIDED that the Borrower shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

          Section 6.7 EXPENSES AND INDEMNIFICATION BY SECURED CREDITORS. Each Secured Creditor agrees (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on the amount of the Secured Obligations held by it as compared to the aggregate of all Secured Obligations), for any expenses referred to in Section 6.6 which shall not have been reimbursed by the Borrower or any other Loan Party or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 6.6, to the extent the same shall not have been reimbursed by the Borrower or any other Grantor or any Guarantor or paid from the proceeds of Collateral as provided herein; PROVIDED that no Secured Creditor shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

          Section 6.8 COLLATERAL AGENT'S LIEN. Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Expenses (a) the Collateral Agent is hereby granted a lien upon all Collateral and (b) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Primary Collateral Account to cover such Collateral Agent Expenses.


          Section 6.9 RECORDS. The Collateral Agent shall maintain records regarding directions by the Directing Party, determinations of the amounts of the Obligations for any purpose, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any Secured Creditor upon request.


          Section 6.10 RELEASE OF COLLATERAL. The Collateral Agent's rights with respect to the Collateral include the right to release any or all of the Collateral from the Liens of any Security Document in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be sufficient to pay in full all of the Secured Obligations. Each of the Creditors hereby agrees that if the Collateral Agent (acting at the direction of the Directing Party) shall reasonably determine, in connection with any sale of Collateral, that the release of the Liens on such Collateral securing any Secured Obligations is necessary or advisable, each Secured Creditor shall execute such release documents and instruments and shall take such further actions as the Collateral Agent shall request. Each Secured Creditor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Secured Creditor and in the name of such Secured Creditor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion (or if directed by the Directing Party, when so directed), for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. Each Secured Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.


          SECTION 7. CONDITIONS PRECEDENT

          The agreement of each Existing Creditor to modify and restructure its Existing Obligations is subject to the satisfaction (unless otherwise waived to the extent permitted pursuant to Section 8.10) immediately prior to or concurrently with such modification and restructuring on the Restructuring Effective Date, of the following conditions precedent:

          (a) RESTRUCTURING AGREEMENTS. The Collateral Agent shall have received the following agreements (the "RESTRUCTURING AGREEMENTS"), each executed and delivered by a duly authorized officer of each of the parties thereto, with a counterpart for each party hereto:


               (i) this Master Restructuring Agreement;

               (ii) the LIFO Credit Agreement, substantially in the form of Exhibit A, together with the LIFO Loan Documents required to be executed and delivered as a condition to the occurrence of the "Closing Date" thereunder; and

               (iii) the 1999 Replacement Warrants, substantially in the form of Exhibit B, with respect to each holder of the 1999 Notes;

               (b) RELATED AGREEMENTS. The Collateral Agent shall have received, with a copy for each Existing Creditor, such other documents or instruments as may be reasonably requested by the Collateral Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any other Loan Party may be a party;


               (c) CLOSING CERTIFICATE; CORPORATE PROCEEDINGS. The Collateral Agent shall have received, with a copy for each Existing Creditor, a certificate of the Borrower and each Loan Party party hereto as of the Restructuring Effective Date dated the Restructuring Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments including (i) a copy of the resolutions, in form and substance satisfactory to the Collateral Agent, of the Board of Directors of the Borrower and each Subsidiary that is a party hereto as of the Restructuring Effective Date authorizing (A) the execution, delivery and performance of each of the agreements being delivered on the Restructuring Effective Date to which it is a party and (B) the modification, restructuring and recapitalization contemplated hereunder and under the LIFO Credit Agreement, each certified by the Secretary or an Assistant Secretary of the Borrower or other Loan Party as of the Closing Date, and (ii) a copy of the Borrower's strategic Business Plan as approved by the Borrower's Board of Directors, satisfactory in form and substance to the Collateral Agent, which certificate shall otherwise be in form and substance satisfactory to the Collateral Agent, shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower or such Loan Party;

               (d) LEGAL OPINION. The Collateral Agent shall have received, with a copy for each Existing Creditor, the executed legal opinion of Stroock & Stroock & Lavan L.L.P., counsel to the Borrower and certain of the other Loan Parties, substantially in the form of Exhibit D;

               (e) NO DEFAULT. After giving effect to the modifications and restructuring contemplated hereby and prior waivers relating thereto, no Default or Event of Default shall have occurred and be continuing under any of the Existing Agreements;

               (f) FEES AND EXPENSES. The Borrower shall have paid (i) to the Collateral Agent, for the benefit of each Existing Senior Creditor entitled thereto, the Restructuring Fee payable to each such Existing Senior Creditor and (ii) shall have reimbursed, with respect to invoices received at least one Business Day prior to the Closing Date, each Existing Creditor and the Existing Agent for all its reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel to each Existing Creditor and the Existing Agent (including the allocated fees and expenses of in-house counsel) as provided in Section 8.4; PROVIDED that with respect to invoices received by the Borrower on or after the Closing Date, the Borrower shall reimburse the entity submitting such invoice in accordance with this Agreement as soon as practicable thereafter; and

               (g) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the LIFO Loan Documents shall be reasonably satisfactory in form and substance to the Collateral Agent, and the Collateral Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                            SECTION 8. MISCELLANEOUS

          Section 8.1 NO INDIVIDUAL ACTION. No Creditor may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

          Section 8.2 PROVISIONS APPLICABLE AFTER BANKRUPTCY. (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Bankruptcy Event.

          (b) To the extent that any Existing Senior Creditor has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the security interests in the Collateral securing its Second Priority Obligations or Third Priority Obligations, such Existing Senior Creditor hereby agrees that (i) prior to the payment in full of the LIFO Obligations, it will not assert such rights in a manner inconsistent with the subordination of such Second Priority Obligations or Third Priority Obligations and the relative priority of the Liens securing such Second Priority Obligations or Third Priority Obligations to the priority of the Liens securing the LIFO Obligations and (ii) at any time, the benefit of the existence, acquisition or assertion of any such rights (whether consisting of additional or replacement collateral, payments or otherwise) shall be subject to the terms of this Agreement, including Sections 3.2 and 4 hereof.

          Section 8.3 INVALIDATED PAYMENTS. If any amount distributed by the Collateral Agent to the Secured Creditors is subsequently required to be returned or repaid to any Loan Party or their representatives or successors in interest, whether by court order, settlement or otherwise, each Secured Creditor shall promptly upon receipt of notice thereof from the Collateral Agent, pay to the Collateral Agent the pro rata portion received by it of such amount for payment to the appropriate Loan Party or their representatives or successors in interest. If such amounts are subsequently recovered by any Secured Creditor from any Loan Party or their representatives or successors in interest, such Secured Creditor shall remit such amounts to the Collateral Agent in accordance with Section 3.2, which amounts shall be redistributed to the Secured Creditors in accordance with Section 4.

          Section 8.4 PAYMENT OF EXPENSES. In addition to their obligations under Section 6.6 hereof, the Borrower and each other Loan Party agree (a) to pay or reimburse the Existing Agent and each Existing Creditor for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Restructuring Agreements and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of professionals to the Existing Agent or counsel to any such Existing Creditor, (b) to pay or reimburse the Existing Agent, The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Restructuring Agreements and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of professionals to the Existing Agent or counsel to The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company, (c) to pay or reimburse the Existing Agent and each Existing Creditor for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Restructuring Agreements and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Existing Agent and each Existing Creditor, (d) to pay, indemnify, and hold the Existing Agent and each Existing Creditor harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Restructuring Agreements and any such other documents, and (e) to pay, indemnify, and hold the Existing Agent and each Existing Creditor, their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Restructuring Agreements and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law applicable to the operations or properties of the Borrower, any of its Subsidiaries, all the foregoing in this clause (e), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities result from the gross negligence or willful misconduct of such indemnitee. The agreements in this subsection shall survive repayment of the Obligations and all other amounts payable under the Restructuring Agreements.

          Section 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of each of the parties hereto; PROVIDED, that no Loan Party may assign its rights or obligations hereunder without the consent of each Existing Senior Creditor; PROVIDED FURTHER that no Subordinated Creditor may sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "TRANSFEREE") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless such action is made expressly subject to this Agreement and the Transferee expressly acknowledges to the Collateral Agent, by a writing in form and substance satisfactory to the Collateral Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof.

          Section 8.6 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by registered or certified mail, five days (or ten days, in the case of mailings between locations inside and outside of the United States) days after being deposited in the mails, postage prepaid (airmail, in the case of mailings between locations inside and outside of the United States), or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed to each party entitled to receive such notice as set forth in Schedule 8.6 with respect to such party, or to such other address as may be hereafter notified by the respective parties hereto.

          Section 8.7 TERMINATION. This Agreement shall terminate automatically upon the indefeasible payment in full of all of the Existing Senior Obligations; PROVIDED that Sections 2.4, 2.5, 2.8(h), 6.6, 6.7 and 8.4 shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

          Section 8.8 FURTHER ASSURANCES, ETC. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Borrower), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

          Section 8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 8.10 MODIFICATION OF AGREEMENT. This Agreement may not be amended, supplemented or modified except by a written agreement executed by the Collateral Agent (at the direction of the Directing Party) and each Creditor and Loan Party directly affected thereby.

          Section 8.11 WAIVER OF RIGHTS. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

          Section 8.12 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

          Section 8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

          Section 8.14 SECTION HEADINGS. The Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          Section 8.15 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements, including the Sharing Agreement. To the extent any provision of this Agreement conflicts with any other Operative Agreement, the provisions of this Agreement shall be controlling.

          Section 8.16 CONFIDENTIALITY. Each Existing Creditor agrees to keep confidential all information provided to it by the Borrower or any Loan Party pursuant to this Agreement or any Operative Agreement; PROVIDED that nothing herein shall prevent any Existing Creditor from disclosing any such information
(i) to the Collateral Agent or any other Existing Creditors, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section, (iii) to such of its employees, directors, agents, attorneys, accountants and other professional advisors who need to know such information, who are advised of the obligation to maintain the confidentiality of such information, and who have agreed to maintain the confidentiality of such information, (iv) upon the request or demand, or in accordance with the requirements (including report requirements), of any Governmental Authority having jurisdiction over such Existing Creditors, (v) in response to any order or subpoena of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) to the National Association of Insurance Commissioners, or any similar organization or any nationally recognized rating agency that requires access to information concerning investment portfolios, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

          Section 8.17 ADDITIONAL LOAN PARTIES. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 1.13 of MRA Appendix B shall become a Loan Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit G hereto.

          IN WITNESS WHEREOF, the Collateral Agent and the Creditors have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    RECOTON CORPORATION


                                    By: /S/ STUART MONT
                                       ----------------------------
                                       Name:  Stuart Mont
                                       Title: Chief Operating Officer
                                              Executive Vice President


                                    SUBSIDIARIES

                                    Christie Design Corporation, a Delaware
                                      corporation
                                    InterAct Accessories, Inc., a Delaware
                                      corporation
                                    Recoton Audio Corporation, a Delaware
                                      corporation
                                    ReCone, Inc., a Delaware corporation
                                    Recoton Home Audio, Inc., a California
                                      corporation
                                    Recoton Japan, Inc., an Illinois corporation
                                    Recoton International Holdings, Inc., a
                                      Delaware corporation
                                    Recoton European Holdings, Inc., a Delaware
                                      corporation
                                    AAMP of Florida, Inc., a Florida corporation


                                    By: /S/ STUART MONT
                                       ----------------------------
                                       Name:  Stuart Mont
                                       Title: Vice President

                                    Recoton German Holdings GmbH, a German
                                      corporation
                                    Mac Audio Electronic GmbH, a German
                                      corporation
                                    Magnat Audio-Produkte GmbH, a German
                                      corporation
                                    Heco Audio-Produkte GmbH, a German
                                      corporation

                                    By: /S/ J.W. MERMAGEN
                                       -----------------------------
                                       Name:  J.W. Mermagen
                                       Title: Geschaftsfuhrer

                                    Recoton Canada Ltd., a Canadian corporation


                                    By: /S/ STUART MONT
                                       -----------------------------
                                       Name:  Stuart Mont
                                       Title: President


                                    THE CHASE MANHATTAN BANK,
                                    as Existing Agent, Existing Issuer Bank and as an Existing Bank


                                    By: /S/ ROGER ODELL
                                       -----------------------------
                                       Name:  Roger Odell
                                       Title: Managing Director


                                    SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                    ASSOCIATION, as an Existing Bank


                                    By: /S/ BYRON P. KURTGIS
                                       --------------------------------
                                       Name:  Byron P. Kurtgis
                                       Title: Director


                                    HARRIS TRUST AND SAVINGS BANK, as an
                                    Existing Bank


                                    By: /S/ RAYMOND WHITACRE
                                       -----------------------------
                                       Name:  Raymond Whitacre
                                       Title: Managing Director


                                    HSBC BANK U.S.A. (formerly known as MARINE
                                    MIDLAND BANK), as an Existing Bank


                                    By: /S/ FERNANDO A. TORRES
                                       --------------------------------
                                       Name:  Fernando A. Torres
                                       Title: Vice President


                                    FIRST UNION NATIONAL BANK, as an Existing
                                    Bank


                                    By: /S/ JAMES R. CONNORS
                                       ----------------------------
                                       Name:  James R. Connors
                                       Title: Senior Vice President


                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a 1997 Noteholder, 1998 Noteholder and 1999 Noteholder


                                    By: /S/ PAUL L. MEIRING
                                       ----------------------------
                                       Name:  Paul L. Meiring
                                       Title: Vice President


                                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, as a 1997 Noteholder


                                    By: /S/ ANTHONY C. URICK
                                       ----------------------------
                                       Name:  Anthony C. Urick
                                       Title: Second Vice President


                                    JOHN HANCOCK VARIABLE  LIFE INSURANCE
                                    COMPANY, as a 1997 Noteholder


                                    By: /S/ ANTHONY C. URICK
                                       -----------------------------
                                       Name:  Anthony C. Urick
                                       Title: Authorized Officer


                                    MELLON BANK, N.A., AS TRUSTEE FOR THE
                                    LONG-TERM INVESTMENT TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company), as a 1997 Noteholder


                                    By: /S/ CAROLE BRUNO
                                       ----------------------------
                                       Name: Carole Bruno
                                       Title: Authorized Signatory


                                    MELLON BANK, N.A. AS TRUSTEE FOR BELL
                                    ATLANTIC MASTER PENSION TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company), as a 1997 Noteholder


                                    By: /S/ CAROLE BRUNO
                                       -----------------------------
                                       Name: Carole Bruno
                                       Title: Authorized Signatory


                                    THE NORTHERN TRUST COMPANY, AS TRUSTEE OF
                                    THE LUCENT TECHNOLOGIES INC. MASTER PENSION
                                    TRUST, as a 1997 Noteholder

                                    BY: John Hancock Mutual Life Insurance
                                        Company, as Investment Manager


                                    By: ANTHONY C. URICK
                                       ----------------------------
                                       Name:  Anthony C. Urick
                                       Title: Second Vice President


                                    INVESTORS PARTNER LIFE INSURANCE COMPANY, as a 1997 Noteholder


                                    By: /S/ ANTHONY C. URICK
                                       ----------------------------------
                                       Name:  Anthony C. Urick
                                       Title: Second Vice President


                                    ING (U.S.) CAPITAL LLC, as a 1999 Noteholder


                                    By: /S/ WILLIAM B. REDMOND
                                       --------------------------------
                                       Name: William B. Redmond
      Title: Vice President



                                                  SCHEDULE 2.2(a) to the
                                          Master Restructuring Agreement



                               EXISTING TERM LOANS

-------------------------------------------------------------------------------------------------------------------------

                                Term Loans Under                                                Term Loans Under
                                Existing Credit                                                 Existing Credit
                                Agreement without                Aggregate Amount               Agreement after
                                giving effect to                 of New Chase                   giving effect to
Existing Lender                 Section 2.2(a)                   Term Loans                     Section 2.2(a)
------------------------------------------------------------------------------------------------------------------
The Chase
Manhattan Bank                  $2,333,333.35                    $5,870,126                     $8,203,459.35
------------------------------------------------------------------------------------------------------------------
First Union National
Bank                            $1,720,833.35                                                   $1,720,833.35
------------------------------------------------------------------------------------------------------------------
HSBC Bank U.S.A.                $1,750,000.00                                                   $1,750,000.00
------------------------------------------------------------------------------------------------------------------
Harris Trust and
Savings Bank                    $1,195,833.30                                                   $1,195,833.30
------------------------------------------------------------------------------------------------------------------
SunTrust Bank                   $1,750,000.00                                                   $1,750,000.00
------------------------------------------------------------------------------------------------------------------
      Total                     $8,750,000.00                                                   $14,620,126.00
------------------------------------------------------------------------------------------------------------------

                                                     SCHEDULE 2.2(b) to the
                                             Master Restructuring Agreement



                       EXISTING L/C COMMITMENT PERCENTAGE

--------------------------------------------------------------------------------------------------------------------------------
Existing Lender                 L/C Commitment         Aggregate           Existing Letter            Existing L/C
                                Under Existing Credit  Amount of           of Credit                  Commitment
                                Agreement without      Outstanding         Commitment                 Percentage
                                giving effect to       Chase Letters of    (in Dollars)
                                Section 2.2(b)         Credit              Under Existing
                                                                           Credit Agreement
                                                                           after giving effect to
                                                                           Section 2.2(b)
--------------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank        $3,259,047.20           $580,380            $3,839,427.20            30.7144839%
--------------------------------------------------------------------------------------------------------------------------------
First Union National Bank       $2,349,551.20                               $2,349,551.20            18.7958382%
--------------------------------------------------------------------------------------------------------------------------------
HSBC Bank U.S.A.                $2,342,637.60                               $2,342,637.60            18.7405311%
--------------------------------------------------------------------------------------------------------------------------------
Harris Trust and Savings Bank   $1,626,126.40                               $1,626,126.40            13.0086157%
--------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank                   $2,342,637.60                               $2,342,637.60            18.7405311%
--------------------------------------------------------------------------------------------------------------------------------
Total                          $11,920,000.00                              $12,500,380.00
--------------------------------------------------------------------------------------------------------------------------------

                                                       Schedule 2.8(h) to the
                                               Master Restructuring Agreement


                        Benchmark Financial Covenants for
                       1999 Notes Upon Refinancing of the
                    LIFO Obligations and Existing Obligations

1. CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall not permit Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries to be less than (i) $65,000,000 as of the end of any fiscal month during the period from the date of the relevant refinancing, refunding, renewal or extension referred to in Section 2.8(h) of the Master Restructuring Agreement to and including September 30, 2000 and (ii) $85,000,000 at any time thereafter.

2. CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE. The Borrower shall not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth opposite such period:


                          PERIOD                            RATIO
                          ------                            -----
          October 1, 1999 - September 30, 2000              1.4:1
          October 1, 2000 - December 31, 2003               1.6:1


3. CONSOLIDATED DEBT TO CONSOLIDATED EBITDA. The Borrower shall not permit the ratio of the Consolidated Debt to Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth opposite such period:


                          PERIOD                             RATIO
                          ------                             -----
          October 1, 1999 - March 31, 2000                   7.75:1
          April 1, 2000 - June 30, 2000                      7.00:1
          July 1, 2000 - September 30, 2001                  6.25:1
          October 1, 2001 - December 31, 2003                5.75:1

          Capitalized terms used in this Schedule 2.8(h) without being defined shall have the meaning assigned thereto in MRA Appendix A and the following terms shall have the following meanings.

          "CONSOLIDATED DEBT": as defined in the 1999 Securities Purchase Agreement.

          "CONSOLIDATED INTEREST EXPENSE": as defined in the 1999 Securities Purchase Agreement.

          "CONSOLIDATED TANGIBLE NET WORTH": (i) at any time prior to June 30, 2001, as defined in MRA Appendix A and (ii) at any time thereafter, as defined in the 1999 Securities Purchase Agreement.

                                                                SCHEDULE 8.6

                              Addresses for Notices


THE BORROWER AND SUBSIDIARIES:
RECOTON CORPORATION
2950 Lake Emma Road
Lake Mary, Florida 32746
Attention: Stuart Mont
Fax: 407-444-0559

CHRISTIE DESIGN CORPORATION
774 Mays Blvd. #10
Incline Village, NV  89481
Tel.: 702-586-9574
Fax:  702-586-9584
Attn.: Cary Christie

INTERACT ACCESSORIES, INC.
10999 McCormick Road
Hunt Valley, Maryland  21031
Tel.: 410-785-5661
Fax:  410-785-5725
Attn.: Todd Hays

RECOTON HOME AUDIO, INC.
RECOTON AUDIO CORPORATION
RECONE, INC.
RECOTON JAPAN, INC.
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON EUROPEAN HOLDINGS, INC.
2950 Lake Emma Road
Lake Mary, Florida  32746
Tel: 407-333-8900
Fax: 407-444-0559
Attn.: Stuart Mont

AAMP OF FLORIDA, INC.
13160 56th Court
Clearwater, FL 34620
Tel: 813-572-9255
Fax: 813-573-9326
Attn.: Micah Ansley

RECOTON GERMAN HOLDINGS GMBH
Lise-Meitner-Strasse 9
50259 Pulheim
GERMANY
Tel: 011-49-2234-984080
Fax: 011-49-2234-984086
Attn.: Jeremey Mermagen

MAGNAT AUDIO-PRODUKTE GMBH
MACAUDIO ELECTRONICS GMBH
HECO AUDIO-PRODUKTE GMBH
Lise-Meitner-Strasse 9
50259 Pulheim
GERMANY
Tel: 011-49-2234-984080
Fax: 011-49-2234-984086
Attn.: Mark Finger, Manager Director

RECOTON CANADA LTD.
680 Granite Court
Pickering, Ontario L1W 3JS Canada
Tel.: 905-831-7177
Fax:  905-831-4996
Attn.: Carol Webster

THE CREDITORS:

THE CHASE MANHATTAN BANK
241-02 Northern Boulevard, 3rd Floor
Douglaston, New York  11362
Attention: Recoton Account Officer
Fax: 718-279-8326

with a copy to:

Mr. Roger Odell
The Chase Manhattan Bank
380 Madison Avenue, 9th Floor
New York, New York  10017
Fax: 212-622-4834

FIRST UNION NATIONAL BANK
Overnight Delivery
800 No. Magnolia Ave, Suite 700
Orlando, FL 32803
Attention: James R. Connors, Sr. Vice President
Tel: 407-649-5620
Fax: 407-649-5628

U.S. Mail Delivery:
P.O. Box 1000
(SL 2202)
Orlando, Florida  32802

HSBC BANK USA
One HSBC Center, 26th Floor
Buffalo, NY 14203
Attention: Gerald A. Nagle, Sr. Vice President & Manager Special Credits Unit
Tel: 716-841-1153
Fax: 716-841-1968

HARRIS TRUST AND SAVINGS BANK
111 West Monroe Street, 4th Floor
Chicago, IL 60603
Attention: Diana Williams
Tel: 312-461-2334
Fax: 312-765-1724

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Address for all notices relating to payments:
The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center, 7th Floor
100 Mulberry Street
Newark, New Jersey  07102-4077
Attn:  Trade Management Group
Fax: 973-802-9425

Recipient of telephonic prepayment notices:
Attn: Manager, Trade Management Group
Tel: (973) 367-3623

Address for all other communications, deliveries and notices:
The Prudential Insurance Company of America
c/o Prudential Capital Group
Corporate and Project Workouts
7th Floor, Gateway Center Four
100 Mulberry Street
Newark, New Jersey 07102-4069
Facsimile (973) 802-2333
Attention:  Managing Director

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, on its own behalf and behalf of the following entities:
    John Hancock Mutual Life Insurance Company, as a Lender
    John Hancock Variable Life Insurance Company
    Mellon Bank, N.A., as Trustee for the Long-Term Investment Trust, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company) Mellon Bank, N.A. as
    Trustee for Bell Atlantic Master Trust, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual
    Life Insurance Company) The Northern Trust Company, as Trustee of the Lucent Technologies Inc. Master Pension Trust Investors Partner Life Insurance Company

200 Clarendon Street, 57th Floor
Boston, MA 02117
Attention: Daniel Budde
Tel: 617-572-9644
Fax: 617-572-1628
Attn: Pam Memishian, Esq.
Tel: 617-572-9208
Fax: 617-572-9268

Attn: Christine Marquis
Tel: 617-572-1867
Fax: 617-572-9475
Attn: Bond & Corporate Finance Group, T-57
Fax: 617-572-1605

    MELLON BANK, N.A., AS TRUSTEE FOR THE LONG-TERM INVESTMENT TRUST, SOLELY IN ITS CAPACITY AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY (AS DIRECTED BY JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY) MELLON BANK, N.A. AS TRUSTEE FOR BELL ATLANTIC MASTER TRUST, SOLELY IN ITS CAPACITY AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY (AS DIRECTED BY JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY)

One Mellon Bank Center
Room 1935
Pittsburgh, PA 15258
Attn: Bernadette T. Rist
Tel: 412-234-6340
Fax: 412-234-0555

ING BARING, LLC
55 East 52nd Street
New York, New York  10055
Fax:  212-409-5854
Attn:  Barry Iseley

SUNTRUST BANKS, INC.
201 4th Avenue, N/12 Fl.
Nashville, Tennessee 37219
Fax:  615-748-5700
Attn:  Byron Kurtgis

                                                            Appendix A to the
                                               Master Restructuring Agreement


                                   DEFINITIONS

          Unless the context otherwise requires:

          a. any term defined below by reference to an instrument or document shall continue to have the meaning ascribed thereto whether or not such instrument or document remains in effect;

          b. a reference to any statute, regulation, ordinance or law includes all statutes, regulations, ordinances or laws, consolidating or replacing them, and a reference to a statute includes all regulations, and ordinances issued or otherwise applicable under that statute;

          c. a reference to any document, instrument or agreement includes, without limitation, except as otherwise specified in a particular document, instrument or agreement, any amendment or supplement to, or modification of, such document, instrument or agreement, entered into from time to time in accordance with the terms of such document, instrument or agreement and the Master Restructuring Agreement; and

          d. a reference to any Person includes its successors and permitted assigns.

          As used in the Master Restructuring Agreement and other documents, instruments and agreements contemplated thereby, the following terms shall have the following meanings unless otherwise defined in such document, instrument or agreement:

          "ACCELERATION DATE": the date of the acceleration of the maturity of any of the Obligations in accordance with the terms of the applicable Operative Agreement governing such Obligation and the terms of the Master Restructuring Agreement.

          "ACCOUNTS": as to any Person, all rights to receive payment for goods sold or leased by such Person or for services rendered in the ordinary course of business of such Person to the extent not evidenced by an instrument or chattel paper, together with all interest, finance charges and other amounts payable by an account debtor in respect thereof.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person.

          "AGGREGATE L/C OBLIGATIONS": at any time, the sum of (a) the LIFO L/C Obligations, (b) the Existing L/C Obligations and (c) all other obligations of the Borrower or any Subsidiary, in respect of letters of credit, bankers= acceptances or similar credit support documents (other than letters of credit issued by The Chase Manhattan Bank, Hong Kong for the account of the Borrower to the extent supported by an Existing Letter of Credit issued in favor of The Chase Manhattan Bank, Hong Kong).

          "ASSET SALE": any Disposition of Property or series of related Dispositions of Property (excluding any Disposition permitted by subsection 2.5 of MRA Appendix B (other than paragraph (e) and (f)(ii) of such subsection)).

          "BANKRUPTCY EVENT": any event described in clause (i) or (ii) of paragraph (f) of the MRA Appendix C.

          "BLOCKAGE NOTICE": a written notice from the LIFO Agent acting at the direction of the Required LIFO Lenders that a LIFO Obligation Non-Payment Default has occurred and is continuing.

          "BLOCKAGE PERIOD": any period commencing on the date a Blockage Notice is given and ending on the earlier to occur of (i) the cure or waiver of the LIFO Obligation Non-Payment Default giving rise thereto and (ii) 179 days after the date of the Blockage Notice giving rise thereto.

          "BORROWER": Recoton Corporation.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CANADIAN SUBSIDIARY": any Subsidiary of the Borrower that is organized under the laws of Canada.

          "CANCELABLE FACILITY FEE WARRANTS": as defined in subsection 2.9 of the LIFO Credit Agreement

          "CAPITAL EXPENDITURE": any expenditure which in accordance with GAAP would be classified as a non-current tangible asset.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any LIFO Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any LIFO Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any LIFO Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

          "CHASE": The Chase Manhattan Bank, a New York banking corporation.

          "CHASE LETTERS OF CREDIT": The four stand-by Letters of Credit in the aggregate outstanding amount as of the Restructuring Effective Date of $580,380 issued pursuant to the Chase Reimbursement Agreements.

          "CHASE MORTGAGES": (i) the Mortgage, dated July 3, 1991 and recorded July 8, 1991, made between the Borrower (as successor by merger to Calibron, Inc., a Delaware corporation) and Chase (f/k/a Chemical Bank) covering the premises set forth on Exhibit A thereto and securing indebtedness in the original principal amount of $2,226,000 and (ii) the Mortgage, dated October 4, 1993, made between Chase (f/k/a Chemical Bank) and the Borrower, covering the premises described in Exhibit A thereto and securing indebtedness in the original principal amount of $1,650,000.

          "CHASE REIMBURSEMENT AGREEMENTS": the Continuing Letter of Credit Security Agreement, the Supplemental Letter of Credit Agreement and the Continuing Indemnity Agreement, each dated as of September 6, 1996, between the Borrower and Chase.

          "CHASE TERM LOAN AGREEMENTS": the collective reference to (a) the Loan Agreement dated as of December 20, 1995 between Chase (f/k/a Chemical Bank) and Far East and (b) the Term Loan Agreement dated as of December 29, 1995 between Chase (f/k/a Chemical Bank) and the Borrower.

          "CHASE TERM LOANS": the Far East Term Loan and the Domestic Chase Term Loan.

          "CODE": the Internal Revenue Code of 1986.

          "COLLATERAL": the collective reference to any and all property upon which a Lien is purported to be created by any Security Document.

          "COLLATERAL ACCOUNTs": the collective reference to the Primary Collateral Account, the LIFO L/C Cash Collateral Account and the Existing L/C Cash Collateral Account as those terms are used in Section 4.1 of the Master Restructuring Agreement.

          "COLLATERAL AGENT": Chase, in its capacity as Collateral Agent.

          "COLLATERAL AGENT EXPENSES": all fees, costs and expenses of the Collateral Agent of the types described in Sections 6.6 and 6.7 of the Master Restructuring Agreement and subsection 4.7 of the Collateral Agreement.

          "COLLATERAL AGREEMENT": the Collateral Agreement, as of even date with the Master Restructuring Agreement, made by the Grantors in favor of the Collateral Agent, for the benefit of the Secured Creditors.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "CONSOLIDATED": when used in connection with any defined term, and not otherwise defined, such defined term as it applies to the Borrower and its Subsidiaries on a consolidated basis.

          "CONSOLIDATED EBITDA": for any period, all as determined in accordance with GAAP, the Net Income (or Net Loss) of the Borrower and its Consolidated Subsidiaries for such period, PLUS (without duplication) (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) net total Federal, state and local income tax expense, (iv) gross interest expense for such period less gross interest income for such period, net of the effect of any change in accounting principles, (v) extraordinary losses, (vi) any non-recurring charge or restructuring charge, including additional reserves for doubtful accounts and inventory writedowns, in an aggregate amount not to exceed $15,000,000 from and after July 1, 1999, (vii) the cumulative effect of any change in accounting principles as shown on the Borrower=s consolidated statement of income for such period and (viii) any non-cash expense related to any Premium Obligation LESS
(b) extraordinary gains PLUS or MINUS (c) the amount of cash received or expended in such period in respect of any amount which under clauses (vi) and
(viii) above was taken into account in determining Consolidated EBITDA for such period or any prior period.

          "CONSOLIDATED INTANGIBLES": at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

          "CONSOLIDATED NET WORTH": at a particular date, all amounts which would be included under shareholders equity on a balance sheet of the Borrower and its Consolidated Subsidiaries determined as of such date in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH": as of the end of any fiscal month, the excess, if any, of Consolidated Net Worth less Consolidated Intangibles as at such date PLUS or MINUS (i) the net write-up or write-down in the book value of assets resulting from revaluations arising out of foreign currency valuations in accordance with GAAP since June 30, 1999 through the end of such fiscal month, PLUS or MINUS (ii) net total Federal, state and local income taxes since June 30, 1999 through the end of such fiscal month PLUS (iii) any non-cash expense related to any Premium Obligations since June 30, 1999 through the end of such fiscal month.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROL": of a Person means the power, directly or indirectly, either to (a) vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "CREDITORS": the collective reference to the LIFO Creditors and the Subordinated Creditors.

          "CURRENT ASSETS RATIO": at a particular date, the ratio of (a) the sum of the amounts then appearing on a balance sheet of the Borrower and its Consolidated Subsidiaries under the captions "cash," "accounts receivable" and "inventory" to (b) the then outstanding Obligations other than 1999 Note Obligations and Premium Obligations.

          "CURRENT ASSET RATIO CERTIFICATE": as defined in subsection 1.2(e) of MRA Appendix B.

          "DEFAULT": any Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          "DIRECTING PARTY": (i) prior to the occurrence of the LIFO Repayment Date, the Required LIFO Lenders and (ii) thereafter, the Required Existing Senior Creditors.

          "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

          "DISTRIBUTION DATE": each date fixed by the Collateral Agent in its sole discretion for a distribution to the Secured Creditors of funds held in the Collateral Account, but, in any event, a date not more than ten Business Days following any date on which there is at least $3,000,000 in the Primary Collateral Account available for distribution.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC CHASE TERM LOAN": the term loans made to the Borrower pursuant to the Chase Term Loan Agreement described in clause (b) of the definition of "Chase Term Loan Agreements" in the principal amount outstanding on the Restructuring Effective Date equal to $1,983,190.

          "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower other than RAC-FSC organized under the laws of any state or territory of the United States.

          "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ENVIRONMENTAL PERMIT": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT": any of the events set forth in MRA Appendix C, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCLUDED FOREIGN SUBSIDIARY": (a) any Subsidiary of the Borrower organized under the laws of the United Kingdom or (b) any Far East Subsidiary.

          "EXISTING AGENT": Chase, in its capacity as administrative agent for the Existing Banks under the Existing Credit Agreement.

          "EXISTING AGREEMENTS": the Existing Credit Agreement, the Senior Note Agreements, the 1999 Securities Purchase Agreement and all other documents executed and delivered in connection therewith, respectively.

          "EXISTING BANK GUARANTEE": the Guarantee dated as of August 27, 1996, in favor of the Existing Agent (for the benefit of the Existing Banks), made by the Existing Guarantors.

          "EXISTING BANK OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Existing Loans, the Existing Reimbursement Obligations and the Existing Letters of Credit (including interest accruing at the then applicable rate provided in the Existing Credit Agreement after the maturity of the Existing Loans or the Existing Reimbursement Obligations and interest accruing at the then applicable rate provided in the Existing Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower or any other Guarantor to the Existing Agent, the Existing Issuing Bank and the Existing Banks in respect of the Existing Loans, the Existing Reimbursement Obligations and the Existing Letters of Credit, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Existing Credit Agreement, any Existing Letter of Credit, the other Existing Loan Documents, this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Existing Agent, the Existing Issuing Bank or to the Existing Banks that are required to be paid by the Borrower or any other Guarantor pursuant to the terms of the Existing Credit Agreement, any other Existing Loan Document or this Agreement), but in each case limited to the obligations and liabilities of the Borrower and each other Guarantor to the Existing Agent, the Existing Issuing Bank and the Existing Banks in respect of the Existing Loans, the Existing Reimbursement Obligations and the Existing Letters of Credit.

          "EXISTING BANKS": the financial institutions listed on the signature pages of the Master Restructuring Agreement as "Existing Banks", together with their respective successors and assigns.

          "EXISTING CREDIT AGREEMENT": the Amended and Restated Credit Agreement, dated as of June 18, 1998, among the Borrower, the Existing Banks and the Existing Agent.

          "EXISTING CREDITORS": the Existing Senior Creditors and the 1999 Noteholders.

          "EXISTING GUARANTEES": the Existing Bank Guarantee and the Senior Note Guarantees.

          "EXISTING GUARANTORS": the collective reference to all Persons that are as of the Restructuring Effective Date or thereafter become guarantors of the Existing Senior Obligations except to the extent any such Guarantor is released from such obligations in accordance with Section 2.9 of the Master Restructuring Agreement.

          "EXISTING ISSUING BANK": Chase in its capacity as the "Issuing Bank" under the Existing Credit Agreement.

          "EXISTING L/C AVAILABILITY": at any time, the difference between the Existing L/C Commitment and the Existing L/C Obligations, each at such time.

          "EXISTING L/C CASH COLLATERAL ACCOUNT": the account established by the Borrower pursuant to subsection 4.1 of the Master Restructuring Agreement under the sole and exclusive control of the Collateral Agent, currently maintained at the office of the Collateral Agent at 241-02 Northern Boulevard, Douglaston, New York, New York 11362 designated as the "Recoton Corporation Existing L/C Cash Collateral Account" or similar title that shall be used solely for the purposes set forth in subsection 4.1 of the Master Restructuring Agreement and any other provision of any Operative Agreement which requires the cash collateralization of Existing L/C Obligations.

          "EXISTING L/C COMMITMENT": $12,500,380.

          "EXISTING L/C COMMITMENT PERCENTAGE": as to any Existing Bank, the percentage set forth opposite the name of such Existing Bank on Schedule 2.2(b) of the Master Restructuring Agreement.

          "EXISTING L/C OBLIGATIONS": at any time, an amount equal to (a) the sum of (i) the undrawn and unexpired amount of the then outstanding Existing Letters of Credit and (ii) the Existing Reimbursement Obligations at such time
(b) minus 95.25% of the aggregate amount on deposit in the Existing L/C Cash Collateral Account.

          "EXISTING L/C REDUCTION AMOUNT: at any date of determination, the difference (if any) between the Existing L/C Obligations as of such date of determination and (a) in the case of the first date of determination following the Restructuring Effective Date, the Existing L/C Obligations on the Restructuring Effective Date and (b) in the case of any subsequent date of determination, the Existing L/C Obligations on the immediately preceding date of determination of the Existing L/C Reduction Amount, PROVIDED that any expiration of, or any dishonor of any proposed drawing on, any Existing Letter of Credit shall not be deemed to be a reduction of the Existing L/C Obligations until 30 days after the date of expiration of such Existing Letter of Credit or until any dispute with respect to any such dishonor has been finally determined in favor of the propriety of such dishonor; PROVIDED FURTHER that for purposes of this definition Existing L/C Obligations shall be determined without giving effect to clause (b) of the definition of AExisting L/C Obligations."

          "EXISTING LETTERS OF CREDIT": any letter of credit issued (or deemed issued) pursuant to the Existing Credit Agreement and that is outstanding as of the Restructuring Effective Date or issued thereafter.

          "EXISTING LOAN DOCUMENTS": the "Loan Documents" under and as defined in the Existing Credit Agreement.

          "EXISTING LOANS": the "Revolving Credit Loans" and the "Term Loans" under and as defined in the Existing Credit Agreement.

          "EXISTING OBLIGATIONS": the collective reference to the Existing Senior Obligations and the 1999 Note Obligations.

          "EXISTING REIMBURSEMENT OBLIGATIONS": at any date, the aggregate amount of drawings under Existing Letters of Credit which have not then been reimbursed.

          "EXISTING SENIOR CREDITOR AGREEMENTS": the Existing Credit Agreement and the Senior Note Agreements.

          "EXISTING SENIOR CREDITOR PERCENTAGE": at a particular time, as to any Existing Senior Creditor, a percentage represented by a fraction the numerator of which is the principal amount of Existing Senior Obligations of such Existing Senior Creditor outstanding at such time, and the denominator of which is the aggregate principal amount of Existing Senior Obligations of all Existing Senior Creditors outstanding at such time.

          "EXISTING SENIOR CREDITORS": the Existing Banks and the Senior Noteholders.

          "EXISTING SENIOR OBLIGATIONS": the Existing Bank Obligations, the Senior Note Obligations and the Premium Obligations.

          "EXISTING SENIOR OBLIGATIONS PAYMENT DEFAULT": any default in the payment of the Existing Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto.

          "FACILITY FEE WARRANTS": the collective reference to the Fixed Facility Fee Warrants and the Cancelable Facility Fee Warrants.

          "FAIR MARKET VALUE": with respect to any Property, the sale value of such Property that would be realized in an arm=s length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

          "FAR EAST": Recoton (Far East) Limited.

          "FAR EAST TERM LOAN": the term loans made to Far East pursuant to the Chase Term Loan Agreement described in clause (a) of the definition of "Chase Term Loan Agreements" in the principal amount outstanding on the Restructuring Effective Date equal to 30,169,619 Hong Kong dollars.

          "FAR EAST SUBSIDIARY": any Hong Kong Subsidiary or PRC Subsidiary.

          "FINANCIAL ADVISOR": (i) Zolfo Cooper or (ii) a management consulting firm or individual specializing in corporate turnarounds and restructurings selected by the Borrower and reasonably satisfactory to the Agent and the Required LIFO Lenders which Financial Advisor shall assist the Borrower with, among other things, the preparation and delivery of financial information, and other reports and materials, delivered to any LIFO Lender or any Existing Creditor pursuant to the terms of any Operative Agreement or otherwise, and shall be reasonably available to the LIFO Lenders or any Existing Creditor and their respective advisors to discuss the implementation of the Borrower=s strategic business plan, the development and implementation of the other reports described in subsections 1.1, 1.2 and 1.10 of MRA Appendix B, the results of operations and other matters related to its role as Financial Advisor.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIRST PRIORITY OBLIGATIONS": the LIFO Obligations.

          "FIRST TIER EXCLUDED FOREIGN SUBSIDIARY": any Excluded Foreign Subsidiary the Capital Stock of which is owned by the Borrower or any Domestic Subsidiary.

          "FIXED FACILITY FEE WARRANTS": as defined in subsection 2.9 of the LIFO Credit Agreement.

          "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

          "FOREIGN SUBSIDIARY SECURITY AGREEMENT": each Security Document made by a (a) Foreign Subsidiary or (b) the Borrower or a Domestic Subsidiary with respect to the Capital Stock of a Foreign Subsidiary, in each case in favor of the Collateral Agent for the benefit of the Secured Creditors.

          "FOURTH PRIORITY OBLIGATIONS": the 1999 Note Obligations.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "GERMAN SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of Germany.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GRANTOR": the Borrower and each Guarantor and each other Person that becomes a "Grantor" under any Security Document after the Restructuring Effective Date.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "GUARANTEES": the collective reference to (i) the LIFO Guarantee and
(ii) the Existing Guarantees and (iii) supplements, addendums or additional guarantees executed by any Person that becomes a party to either or both the LIFO Guarantee or any Existing Guarantee, the Master Restructuring Agreement or the LIFO Credit Agreement.

          "GUARANTORS": the collective reference to the Existing Guarantors and the LIFO Guarantors.

          "HAZARDOUS SUBSTANCES": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "HONG KONG SUBSIDIARIES": any Subsidiary of the Borrower that is organized under the laws of Hong Kong.

          "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of letters of credit, bankers= acceptances, discounted drafts or trust receipts issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "ITALIAN SUBSIDIARY": any Subsidiary of the Borrower that is organized under the laws of Italy.

          "LAKE MARY PROPERTY": the collective reference to the following parcels of property commonly known as 2950 Lake Emma Road and 109 Emma Oaks Road, Lake Mary, Florida with the following legal descriptions: (a) Parcel One consisting of (i) Parcel A consisting of the east 648.00 feet of the south
155.70 feet of the southwest 1/4 of the southwest 1/4 of section 18, township 20 south, range 30 east, Seminole County, Florida, less the east 83.00 feet thereof for Lake Emma Road. And the east 648.00 feet of the north 144.30 feet of the northwest 1/4 of the northwest 1/4 of section 19, township 20 south, range 30 east, less the east 83.00 feet thereof for Lake Emma Road and (ii) Parcel B, consisting of the east 648.00 feet of the south 336.12 feet of the north 480.42 feet of the northwest 1/4 of the northwest 1/4 section 19, township 20 south, range 30 east, Seminole County, Florida, less the east 83.00 feet thereof for Lake Emma Road and (b) Parcel Two consisting of (A) the south 873.50 feet of the north 1076.70 feet of the east 250.00 feet of government lot 2, section 24, township 20 south, range 29 east, Seminole County, Florida; (B) the northwest 1/4 of the southwest 1/4 section of section 19, township 20 south, range 30 east, Seminole County, Florida; less the south 460.00 feet thereof and less the east 83.00 feet thereof; and (C) the south 873.50 feet of the north 1076.70 feet of the west 248.00 feet of the east 498.00 feet of government lot 2, section 24, township 20 south, range 29 east, Seminole County, Florida.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LIFO AGENT": Chase, in its capacity as administrative agent for the LIFO Lenders.

          "LIFO COMMITMENT PERCENTAGE": as to any LIFO Lender, its "Commitment Percentage" under and as defined in the LIFO Credit Agreement.

          "LIFO COMMITMENTS": the "Commitments" under and as defined in the LIFO Credit Agreement.

          "LIFO CREDIT AGREEMENT": the Agreement, of even date with the Master Restructuring Agreement, among the Borrower, the LIFO Lenders, and the LIFO Agent.

          "LIFO CREDITORS": the holders from time to time of the LIFO
Obligations.

          "LIFO GUARANTEE": the Guarantee, of even date with the Master Restructuring Agreement, made by each of the corporations that are signatories thereto in favor of Chase, as LIFO Agent.

          "LIFO GUARANTOR": any guarantor under the LIFO Guarantee.

          "LIFO ISSUING BANK": Chase, in its capacity as issuer of any LIFO Letter of Credit.

          "LIFO L/C CASH COLLATERAL ACCOUNT": the account established by the Borrower pursuant to subsection 4.1 of the Master Restructuring Agreement under the sole and exclusive control of the Collateral Agent, currently maintained at the office of the Collateral Agent at 270 Park Avenue, New York, New York 10017 designated as the "Recoton Corporation LIFO L/C Cash Collateral Account" or similar title that shall be used solely for the purposes set forth in subsection
4.1 of the Master Restructuring Agreement and any other provision of any Operative Agreement which requires the cash collateralization of LIFO L/C Obligations.

          "LIFO L/C OBLIGATIONS": at any time, the "L/C Obligations" as defined in the LIFO Credit Agreement.

          "LIFO LENDER": a "Lender" (including a "Voting Participant") under and as defined in the LIFO Credit Agreement.

          "LIFO LETTERS OF CREDIT": "Letters of Credit" under and as defined in the LIFO Credit Agreement.

          "LIFO LOANS": Loans under and as defined in the LIFO Credit Agreement. "LIFO LOAN DOCUMENTS": "Loan Documents" under and as defined in the LIFO Credit Agreement.

          "LIFO NOTES": "Notes" under and as defined in the LIFO Credit
Agreement.

          "LIFO OBLIGATIONS": the collective reference to the unpaid principal of and interest on the LIFO Loans, the LIFO Letters of Credit and the reimbursement obligations due thereunder (including interest accruing at the then applicable rate provided in the LIFO Credit Agreement after the maturity of the LIFO Loans or the LIFO L/C Obligations and interest accruing at the then applicable rate provided in the LIFO Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower or any other Guarantor to the LIFO Agent, the LIFO Issuing Bank and the LIFO Lenders in respect of the LIFO Loans, the LIFO L/C Obligations and the LIFO Letters of Credit, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the LIFO Credit Agreement, any LIFO Letter of Credit, the Collateral Agreement, the other LIFO Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the LIFO Agent, the LIFO Issuing Bank or to the LIFO Lenders that are required to be paid by the Borrower or any other Guarantor pursuant to the terms of the LIFO Credit Agreement, the Collateral Agreement or any other LIFO Loan Document), but in each case limited to the obligations and liabilities of the Borrower and each other Guarantor to the LIFO Agent, the LIFO Issuing Bank and the LIFO Lenders in respect of the LIFO Loans, the LIFO L/C Obligations and the LIFO Letters of Credit.

          "LIFO OBLIGATION NON-PAYMENT DEFAULT": an Event of Default in respect of the LIFO Obligations other than Payment Default.

          "LIFO PAYMENT DEFAULT": a Payment Default in respect of the LIFO Obligations.

          "LIFO REPAYMENT DATE": the date on which (a) the LIFO Obligations shall have been indefeasibly paid in full, (b) the LIFO Commitments shall have been terminated and (c) all outstanding but undrawn LIFO Letters of Credit have been replaced and returned, secured by "back-to-back" letters of credit or cash collateralized, in each case, in the manner set forth in subsection 3.5(d) of the LIFO Credit Agreement.

          "LIFO TERMINATION DATE": June 30, 2001.

          "LOAN PARTY": as defined in the recitals of the Master Restructuring Agreement.

          "MASTER RESTRUCTURING AGREEMENT": the Master Restructuring Agreement, dated as of September 8, 1999, among the Loan Parties, the Existing Creditors and the Collateral Agent.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Master Restructuring Agreement or any of the other Operative Agreements or the rights or remedies of the Collateral Agent or the Creditors thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MORTGAGED PROPERTIES": any of the Properties of the Borrower or any Subsidiary that is subject to a Mortgage.

          "MORTGAGES": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Creditors.

          "MRA APPENDIX A": Appendix A to the Master Restructuring Agreement.

          "MRA APPENDIX B": Appendix B to the Master Restructuring Agreement.

          "MRA APPENDIX C": Appendix C to the Master Restructuring Agreement.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS": (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys= fees, accountants= fees, investment banking fees and other professional fees, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) or to the repayment of any other liability associated with the assets or business sold and required to be paid in connection with or as a result of such Asset Sale, such as accounts payable, severance payments or winddown costs, (iii) the amount of such proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations or obligations to repurchase sold property or other contingent obligations in respect of such Asset Sale pursuant to the definitive documentation pursuant to which such Asset Sale is consummated (with any unused portion of such reserve to constitute Net Cash Proceeds on the date (or dates) upon which any such obligations owing thereunder are satisfied in whole or in part), and (v) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of loans, the cash proceeds received by the Borrower or any of its Subsidiaries from such issuance or incurrence, net of attorneys= fees, investment banking fees, and other professional fees, underwriting discounts and commissions and other reasonable fees and expenses actually incurred in connection therewith; PROVIDED that for purposes of clause (b) of this definition, any proceeds derived from any issuance of Capital Stock or warrants, rights or options or the exercise of any such warrants, rights or options permitted under subsection 2.5 of MRA Appendix B (other than under paragraph
(f)(ii) thereof) shall not constitute Net Cash Proceeds.

          "NET INCOME" OR "NET LOSS": of any Person for any period, net income (or net loss) of such Person, determined on a consolidated basis in accordance with GAAP.

          "NON-PARTICIPATING SENIOR CREDITOR": as defined in Section 2.6 of the Master Restructuring Agreement.

          "NOTICE OF SECURED OBLIGATION PAYMENT DEFAULT": a written notification given by or on behalf of a Secured Creditor certifying that a Secured Obligation Payment Default has occurred.

          "OBLIGATIONS": the LIFO Obligations and the Subordinated Obligations.

          "OPERATIVE AGREEMENTS": the Existing Agreements, the LIFO Credit Agreement and the other LIFO Loan Documents, the Warrants, and the Registration Rights Agreement.

          "PARTICIPATING SENIOR CREDITOR": as defined in Section 2.6 of the Master Restructuring Agreement.

          "PAYMENT DEFAULT": as to any Obligation, an Event of Default under paragraph (a) of MRA Appendix C.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERMITTED LIENS": Liens described in subsection 2.2 of MRA Appendix
B.

          "PERMITTED PAYMENTS": collectively, (a) the fees payable in accordance with the terms of the Existing Agreements as in effect on the Restructuring Effective Date (including the Restructuring Fee, unused commitment fees, letter of credit fees and the payment or reimbursement of any Creditor=s costs and expenses payable or reimbursable under such Creditor=s Existing Agreement or the Master Restructuring Agreement), (b) payments on account of interest on (but not on account of principal of or Premium Obligations in respect of) the Existing Senior Obligations and the 1999 Notes in accordance with the terms of the Existing Agreements as in effect on the Restructuring Effective Date, and (c) the issuance of any warrants to purchase the Borrower=s common stock contemplated by the LIFO Credit Agreement or the Master Restructuring Agreement or the issuance of any such common stock upon the exercise thereof.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PRC SUBSIDIARY": any Subsidiary of the Borrower that is organized under the laws of the People's Republic of China (other than Hong Kong).

          "PREMIUM OBLIGATIONS": the collective reference to the 1997 Note Premium Obligations and the 1998 Note Premium Obligations.

          "PREPAYMENT WARRANTS": as defined in Section 2.7 of the Master Restructuring Agreement.

          "PRIMARY COLLATERAL ACCOUNT": as defined in Section 4.1 of the Master Restructuring Agreement.

          "PROPERTY": any interest in any kind of property or assets, whether real, personal or mixed and whether tangible or intangible.

          "PROPERTIES": the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries.

          "RAC-FSC": RAC-FSC, a U.S. Virgin Islands corporation.

          "REGISTRATION RIGHTS AGREEMENT": the Registration Rights Agreement, dated as of even date herewith, among the Borrower, and each of the parties whose signatures are set forth thereto under the heading "LIFO Lenders".

          "RELATED MORTGAGE DOCUMENTS": the Negative Covenants Agreement, dated as of July 13, 1991, between the Borrower (for itself and as successor by merger to Calibron, Inc., a Delaware corporation and Tape Services, Inc., a New Jersey corporation) and Chase (as successor by merger to Chemical Bank); the First Mortgage Modification Agreement, dated as of October 4, 1993, between the Borrower (for itself and as successor by merger to Calibron, Inc.) and Chase (as successor by merger to Chemical Bank); the Term Loan Agreement dated October 4, 1993, between the Borrower, Recoton Canada Ltd. and Far East and Chase (as successor by merger to Chemical Bank); and the Amendment Agreement, dated as of August 27, 1996, between the Borrower and Chase.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .24, .25, .26, .27, .28, .29, .30, .31,
 .32, .34 or .35 of PBGC Reg. ' 4043.

          "REQUIRED EXISTING SENIOR CREDITORS": Existing Senior Creditors having Existing Senior Creditor Percentages aggregating more than 51%.

          "REQUIRED LIFO LENDERS": "Required Lenders" under and as defined in the LIFO Credit Agreement.

          "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer, the president, the chief operating officer or the chief financial officer of the Borrower.

          "RESTRUCTURING AGREEMENTS": as defined in Section 7(a) of the Master Restructuring Agreement.

          "RESTRUCTURING EFFECTIVE DATE": the date upon which all conditions precedent to the Master Restructuring Agreement have been satisfied or waived as provided therein.

          "RESTRUCTURING FEE": as to any Participating Senior Creditor, the sum of (a) .65% of the outstanding principal amount of such Participating Senior Creditor=s Existing Senior Obligations on the Restructuring Effective Date PLUS
(b) an amount equal to such Participating Senior Creditor=s pro rata share (based on the proportion that the principal amount of its Existing Senior Obligations bears to the aggregate principal amount of all of the Existing Senior Obligations other than the Existing Senior Obligations of any Non-Participating Senior Creditors) of .65% of the outstanding principal amount of the aggregate Existing Senior Obligations of all Non-Participating Senior Creditors on the Restructuring Effective date.

          "SECOND PRIORITY OBLIGATIONS": the Existing Senior Obligations; PROVIDED that the amount of Premium Obligations constituting "SECOND PRIORITY OBLIGATIONS" shall be (i) if the aggregate Premium Obligations are equal to or greater than $6,666,667, an amount equal to the greater of (x) an amount equal to 75% of such aggregate Premium Obligations and (y) such aggregate Premium Obligations minus $3,000,000, (ii) if the aggregate Premium Obligations are less than $6,666,667 but greater than or equal to $5,000,000, an amount equal to $5,000,000 and (iii) if the aggregate Premium Obligations are less than $5,000,000, an amount equal to such aggregate Premium Obligations.

          "SECURED CREDITORS": the Collateral Agent, the LIFO Creditors and the Existing Senior Creditors.

          "SECURED OBLIGATIONS": the LIFO Obligations and the Existing Senior Obligations.

          "SECURED OBLIGATION PAYMENT DEFAULT": a Payment Default in respect of any of the Secured Obligations.

          "SECURITY DOCUMENTS": the collective reference to the Collateral Agreement, the Mortgages, the Foreign Subsidiary Security Agreements and all other security documents hereafter delivered to the Collateral Agent purporting to grant a Lien on any asset or assets of any Person to secure the Secured Obligations.

          "SENIOR NOTE AGREEMENTS": the collective reference to the 1997 Note Purchase Agreement and the 1998 Note Purchase Agreement.

          "SENIOR NOTE GUARANTEES": the collective reference to (i) the Guaranty dated as of January 6, 1997 by the Guarantors in favor of the 1997 Noteholders and (ii) the Guaranty dated as of September 1, 1998 by the Guarantors in favor of the 1998 Noteholders.

          "SENIOR NOTEHOLDERS": the collective reference to the 1997 Noteholders and the 1998 Noteholders.

          "SENIOR NOTE OBLIGATIONS": the collective reference to the 1997 Note Obligations and the 1998 Note Obligations.

          "SENIOR NOTES": the collective reference to the 1997 Notes and the 1998 Notes.

           "SHARING AGREEMENT": the First Amended and Restated Sharing Agreement, dated as of September 1, 1998, among the Existing Banks and the Senior Noteholders.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SUBORDINATED CREDITORS": the holders from time to time of the Subordinated Obligations.

          "SUBORDINATED NOTEHOLDERS": the holders of the notes issued under the 1999 Securities Purchase Agreement.

          "SUBORDINATED OBLIGATIONS": the collective reference to the Fourth Priority Obligations, the Third Priority Obligations and the Second Priority Obligations in relation to the First Priority Obligations.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SUMMARY TERM SHEET": as defined in the recitals to the Master Restructuring Agreement.

          "TERM LENDER PURCHASE AMOUNT": at any date of determination an amount equal to the product of the Existing L/C Reduction Amount at such date TIMES a fraction, the numerator of which is the sum of (a) the principal amount of the Existing Bank Obligations (other than Existing L/C Obligations) at such date plus (b) the principal amount of the Senior Note Obligations at such date, and the denominator of which is the sum of (a) principal amount of the Existing Bank Obligations at such date plus (b) the principal amount of the Senior Note Obligations at such date.

          "THIRD PRIORITY OBLIGATIONS": any Premium Obligation that is not a Second Priority Obligation.

          "TOTAL TANGIBLE ASSETS": as to any Person and its Consolidated Subsidiaries, as of any date of determination, all assets of such Person and its Consolidated Subsidiaries determined in conformity with GAAP other than (a) assets constituting Accounts owed by the Borrower or any Subsidiary of the Borrower, and (b) assets that would be classified as intangible assets in accordance with GAAP.

          "TRANSFEREE": as defined in subsection 8.5 of the Master Restructuring Agreement. "UCC": the Uniform Commercial Code as in effect on the date of the Master Restructuring Agreement in the State of New York.

          "WARRANTS": the Facility Fee Warrants, the Prepayment Warrants and the 1999 Replacement Warrants.

          "1997 NOTEHOLDERS": the holders of the 1997 Notes, together with their respective successors and assigns.

          "1997 NOTE OBLIGATIONS": the collective reference to the unpaid principal of, interest on the 1997 Notes (including interest accruing at the then applicable rate provided in the 1997 Note Purchase Agreement after the maturity of the 1997 Notes and interest accruing at the then applicable rate provided in the 1997 Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower or any other Guarantor to each 1997 Noteholder in respect of the 1997 Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the 1997 Note Purchase Agreement, the applicable Senior Note Guarantee or this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to each 1997 Noteholder that are required to be paid by the Borrower or any other Guarantor pursuant to the terms of the 1997 Note Purchase Agreement or Senior Note Guarantee), but in each case limited to the obligations and liabilities of the Borrower and each other Guarantor to each 1997 Noteholder in respect of the 1997 Notes and 1997 Note Purchase Agreement.

          "1997 NOTE PREMIUM OBLIGATIONS": at any time (i) the
"Yield-Maintenance Amount" (as such term is defined in the 1997 Note Purchase Agreement) in respect of the 1997 Notes.

          "1997 NOTE PURCHASE AGREEMENT": collectively, the separate Note Purchase Agreements, each dated as of January 6, 1997, between the Borrower and each of the purchasers named in Annex 1 thereto.

          "1997 NOTES": the Adjustable Rate Senior Notes of the Borrower issued pursuant to the 1997 Note Purchase Agreement.

          "1998 NOTEHOLDERS": the holder of the 1998 Notes, together with its successors and assigns.

          "1998 NOTE OBLIGATIONS": the collective reference to the unpaid principal of, interest on the 1998 Notes (including interest accruing at the then applicable rate provided in the 1998 Note Purchase Agreement after the maturity of the 1998 Notes and interest accruing at the then applicable rate provided in the 1998 Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower or any other Guarantor to each 1998 Noteholder in respect of the 1998 Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 1998 Note Purchase Agreement, the applicable Senior Note Guarantee or this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to each 1998 Noteholder that are required to be paid by the Borrower or any other Guarantor pursuant to the terms of the 1998 Note Purchase Agreement or Senior Note Guarantee), but in each case limited to the obligations and liabilities of the Borrower and each other Guarantor to each 1998 Noteholder in respect of the 1998 Notes and 1998 Note Purchase Agreement.

          "1998 NOTE PREMIUM OBLIGATIONS": the "Yield-Maintenance Amount" (as such term is defined in the 1998 Note Purchase Agreement) in respect of the 1998 Notes.

          "1998 NOTE PURCHASE AGREEMENT": the Note Purchase Agreement, dated as of September 1, 1998, between the Borrower and the purchaser named in Annex 1 thereto.

          "1998 NOTES": the Adjustable Rate Senior Note of the Borrower issued pursuant to the 1998 Note Purchase Agreement.

          "1999 NOTEHOLDERS": the holders of the 1999 Notes, together with their respective successors and assigns.

          "1999 NOTE OBLIGATIONS": the collective reference to the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in the 1999 Securities Purchase Agreement after the maturity of the 1999 Notes and interest accruing at the then applicable rate provided in the 1999 Securities Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Borrower or any guarantor of the 1999 notes, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding) and any "Early Payment Amounts" owing in respect of the 1999 Notes and all other obligations and liabilities of the Borrower to each 1999 Noteholder in respect of the 1999 Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 1999 Securities Purchase Agreement whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to each 1999 Noteholder that are required to be paid by the Borrower pursuant to the terms of the 1999 Securities Purchase Agreement), but in each case limited to the obligations and liabilities of the Borrower to each 1999 Noteholder in respect of the 1999 Notes and 1999 Securities Purchase Agreement.

          "1999 NOTES": the Senior Subordinated Notes due February 4, 2004 of the Borrower issued pursuant to the 1999 Securities Purchase Agreement.

          "1999 NOTES SUBSIDIARY GUARANTEE": as defined in Section 2.8(d) of the Master Restructuring Agreement.

          "1999 ORIGINAL WARRANTS": the warrants originally issued in connection with the issue and sale by the Borrower of the 1999 Notes, evidencing the right to purchase an aggregate of 310,000 shares of common stock.

          "1999 REPLACEMENT WARRANTS": as defined in Section 2.4(c) of the Master Restructuring Agreement.

          "1999 SECURITIES PURCHASE AGREEMENT": the Securities Purchase Agreements, dated as of February 4, 1999, between the Borrower and each of the purchasers named in Annex 1 thereto.

                                                               Appendix B to the
                                                  Master Restructuring Agreement



          The covenants set forth in this Appendix B are the covenants referred to in the LIFO Credit Agreement (as such term and all other capitalized terms used herein without being defined are defined in MRA Appendix A), and the Master Restructuring Agreement, and shall be applicable to (i) the LIFO Credit Agreement to the extent provided in Sections 6 and 7 thereof, (ii) the Existing Credit Agreement, the Senior Note Agreements and the 1999 Securities Purchase Agreement to the extent provided in Section 2.8(d) of the Master Restructuring Agreement and (iii) the Chase Mortgages to the extent provided in Section 2.5 of the Master Restructuring Agreement.

                        SECTION 1. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, until the payment in full of the LIFO Obligations and Existing Obligations, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          1.1 FINANCIAL STATEMENTS. Furnish to the Collateral Agent, each LIFO Lender and each Creditor:

          (a) as soon as available, but in any event within (x) 95 days, in the case of consolidated financial statements and the related accountants report, or (y) 105 days, in the case of consolidating financial statements and the related certificate of a Responsible Officer, after the end of each fiscal year of the Borrower, copies of the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year,
     (i) in the case of such consolidated financial statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing retained pursuant to subsection 1.11(a) hereof and (ii) in the case of such consolidating financial statements, certified by a Responsible Officer as being fairly stated in all material respects;

          (b) as soon as available, but in any event not later than (x) 50 days, in the case of consolidated financial statements, or (y) 65 days, in the case of consolidating financial statements, after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) with respect to each fiscal month of the Borrower that is not also the end of a fiscal quarter or the fiscal year of the Borrower, as soon as available, but in any event not later than (i) 30 days after the end of such month, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statements of income and stockholders' equity of the Borrower and its Subsidiaries for such fiscal month and (ii) 40 days after the end of such month, the related unaudited consolidated statements of cash flows of the Borrower and its Subsidiaries for such fiscal month and, in each case, for the portion of the fiscal year through the end of such fiscal month, setting forth in each case in comparative form the figures for the previous year and the figures for such period, certified by the chief financial officer of the Borrower as being fairly stated in all material respects (subject to normal quarter-en review and year-end audit adjustments), PROVIDED that in the case of (x) January of each fiscal year, the Borrower shall deliver all such financial statements within 60 days after the end of such month and (y) February of each fiscal year, the Borrower shall deliver all such financial statements within 45 days after the end of such month;

All financial statements referred to in paragraphs (a), (b) and (c) of this Subsection 1.1 shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

          1.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Collateral Agent and each Creditor:

          (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 1.1(a) of MRA Appendix B, a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default except as specified in such letter;

          (b) concurrently with the delivery of the financial statements referred to in subsections 1.1(a), (b) and (c) of MRA Appendix B, a certificate of the president, chief executive officer or chief operating officer of the Borrower (i) stating that, to the best of such officer's knowledge, each Loan Party has observed or performed all of its covenants and other agreements, and satisfied in all material respects each condition, contained in the Operative Agreements to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related period the figures and calculations supporting such statement in respect of the financial covenants to be tested at the end of the related period as set forth subsection 2.1 of this Appendix B, and (iii) showing in detail as of the end of the related period the calculations for monthly Consolidated EBITDA for purposes of determining the applicable Maximum Outstanding Amount;

          (c) within five days of receipt thereof, copies of all final reports submitted to the Borrower or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (d) within five days after the same are sent or made available, copies of all financial statements, reports, notices and proxy statements sent or made available to stockholders or the public generally by the Borrower or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (e)(i) as soon as available but in any event on or before Wednesday of each week, a certificate in the form of Exhibit A-1 hereto (a "CURRENT ASSETS RATIO CERTIFICATE"), certified as true and correct in all material respects by any executive officer of the Borrower setting forth the Current Assets Ratio and the calculation thereof as of the preceding Saturday; PROVIDED that no less frequently than once every 30 days, either the President, Chief Executive Officer or Chief Operating Officer shall certify as to the truth and correctness in all material respects of each Current Assets Ratio Certificate that had not previously certified in the preceding 30-day period by any such officer and (ii) unless the Collateral Agent agrees otherwise, on the respective dates specified in Exhibit A-2 hereto, the information specified in such Exhibit A-2;

          (f) promptly, on or before Wednesday of each week, a weekly cash flow projection for the Borrower and its Subsidiaries for the period of five consecutive calendar weeks beginning in the week in which the applicable Wednesday occurs, together with a comparison of the actual cash flows of the Borrower and its Subsidiaries for the immediately preceding week to the most recently forecasted cash flows of the Borrower and its Subsidiaries for such week and a discussion of any material variances therein;

          (g) on or before the first day of any month, commencing with September 1999, a weekly cash flow projection for the Borrowers and its Subsidiaries for the period of 13 consecutive weeks from the beginning of such month, together with a report identifying and explaining any material variances for weeks common to such projection and the immediately preceding projection delivered pursuant hereto or otherwise; and

          (h) concurrently with the delivery of the financial statements referred to on subsections 1.1(a) and (b) of MRA Appendix B, a certificate of the president, chief executive officer or chief operating officer of the Borrower showing in detail as of the end of the applicable period the calculations showing compliance with the agreements contained in subsection
     2.6 of MRA Appendix B.

          (i) promptly, such additional financial and other information as any Creditor may from time to time reasonably request.

          1.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          1.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Except as otherwise contemplated by Schedule 1.4, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 2.5 of MRA Appendix B or to the extent that the failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          1.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition except to the extent that the failure do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain the insurance on all its Property and with respect to its businesses as required by the Collateral Agreement; and furnish to the Collateral Agent or any Secured Creditor at the Borrower's expense, upon such Person's written request, full information as to the insurance carried.

          1.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and permit representatives of any Creditor to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants so long as representatives of the Borrower are given the opportunity to be present.

          1.7 NOTICES. Promptly give notice to the Collateral Agent and each Creditor of:

          (a) the occurrence of any Default or Event of Default of which it is aware;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries of which it is aware or (ii) litigation, investigation or proceeding of which it is aware which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding of which it is aware affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan where such failure could reasonably be expected to have a Material Adverse Effect or to result in the creation of a Lien, the creation of any Lien in favor of the PBGC or a Plan or the Reorganization or Insolvency of, any Multiemployer Plan or any withdrawal from, or termination of, any Multiemployer Plan where such withdrawal or termination could reasonably be expected to have a Material Adverse Effect, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the Reorganization or Insolvency of any Plan or any withdrawal from, or termination of, any Multiemployer Plan where such withdrawal or termination could reasonably be expected to have a Material Adverse Effect; and

          (e) Any development or event of which it is aware which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          1.8 ENVIRONMENTAL LAWS. (a) Other than exceptions to any of the following that would not (either individually or in the aggregate) have a Material Adverse Effect, (i) comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          (c) At any time upon the Collateral Agent's request following the occurrence and during the continuance of an Event of Default in respect of any Secured Obligations permit an environmental consultant whom the Collateral Agent in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media or building materials) in or about real property owned or leased by the Borrower or any of its Subsidiaries, or on which operations of the Borrower or any of its Subsidiaries otherwise take place. Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Collateral Agent. The Borrower and any such Subsidiary shall cooperate fully in the conduct of such environmental assessment, and the Borrower shall pay the costs of such environmental assessment promptly upon written demand by the Collateral Agent. The Collateral Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

          1.9 COLLATERAL AUDIT. Permit employees, representatives and/or agents of the Collateral Agent, at any time upon the Collateral Agent's reasonable request, during normal business hours, to enter into the premises of the Borrower and any of its Subsidiaries to conduct an audit, the reasonable cost and expense of which will be borne by the Borrower, of (a) the assets of the Borrower and its Subsidiaries that comprise the Collateral and (b) the Borrower's and the Guarantors' practices in the computation of the Currents Assets Ratio.

          1.10 OTHER REPORTS. Deliver to the Collateral Agent and each Creditor:

          (a) on or before Friday of each week, commencing with the first Friday after the Restructuring Effective Date, a report detailing the status of operational and financial restructuring activities of the Borrower and its Subsidiaries as of the end of the week preceding the week in which such report is delivered;

          (b) as soon as available, but in any event no later than 30 days after the Restructuring Effective Date, a report, prepared with the assistance of the Financial Advisor, detailing the Borrower's present efforts and future plans to reduce general, selling and administrative expenses to levels appropriate for businesses in comparable financial circumstances to the Borrower and its Subsidiaries; and

          (c) on or before December 31, 1999, a strategic plan, prepared with the assistance of the Financial Advisor, outlining specific capital financial measures to reduce and pay in full the Existing Senior Obligations in form and substance reasonably satisfactory to the Required Existing Senior Creditors.

          1.11 RETENTION OF PROFESSIONALS. (a) As promptly as possible, but by no later than November 30, 1999, retain a nationally recognized certified public accounting firm with in-house international capabilities and expertise in the foreign jurisdictions in which the Borrower or any Subsidiary operates or files a tax return, to audit the financial statements referred to in subsection 1.1(a) of MRA Appendix B and to review the financial statements referred to in subsection 1.1(b) of MRA Appendix B.

          (b) Unless otherwise agreed by the Required Existing Senior Creditors, continue at all times the retention of a Financial Advisor on terms and conditions reasonably satisfactory to the Required Existing Senior Creditors.

          1.12 BOARD OF DIRECTORS. Exercise its best efforts to elect two independent directors to its Board of Directors by January 15, 2000; PROVIDED that if the Borrower shall not have elected two independent directors to its Board of Directors within 90 days after the Restructuring Effective Date, the Borrower shall promptly retain, for the purpose of assisting the Borrower in effectuating such election by January 15, 2000 a reputable consulting firm specializing in the identification and retention of professional independent directors. For purposes of this subsection, the term "independent director" shall mean a natural Person who does not have a material business, social, familial or economic relationship with the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Borrower other than his or her relationship as an independent director.

          1.13 POST CLOSING COLLATERAL; ADDITIONAL COLLATERAL, ETC. (a) (i) Deliver to the Collateral Agent as soon as available, but in any event by October 15, 1999, (A) an as-is appraisal of the Lake Mary Property, prepared by an appraiser that is a member of the American Institute of Real Estate Appraisers and has at least ten (10) years' experience in evaluating and appraising properties similar in type and geographic location to the Lake Mary Property, which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, (B) a first priority deed of trust or mortgage, as the case may be (subordinate only to the Chase Mortgages and any other Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Creditors, covering the Lake Mary Property, in form for recording and otherwise in form and substance reasonably satisfactory to the Collateral Agent and (C) title and extended coverage insurance covering the Lake Mary Property in an amount at least equal to the purchase price of such real estate and the cost of the improvements thereto (or such other amount as shall be reasonably specified by the Collateral Agent) and (ii) use its best efforts to deliver by October 15, 1999 and in any case deliver no later than November 15, 1999, to the Collateral Agent (A) a current ALTA survey of the Lake Mary Property, together with a surveyor's certificate, (B) any consents or estoppels deemed necessary or advisable by the Agent in connection with such Mortgage, (C) a Abring-down or update of the title insurance referred to above to remove any exceptions relating to the surveys, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (D) legal opinions relating to the matters described in the this paragraph, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

          (b) Cooperate with the Collateral Agent in the formulation and development of a cash management system, to be implemented no later than October 1, 1999, which cash management system shall be memorialized in a cash collateral and administration agreement, in a form reasonably satisfactory to the Borrower and the Collateral Agent, and provide for (i) the collection of domestic accounts receivable in bank accounts maintained with the Collateral Agent or in an account or accounts maintained with other banks and (ii) the concentration of available funds on a daily basis in an account or accounts maintained by the Collateral Agent; in connection with such cash management system, deliver to the Collateral Agent as soon as available, but in any event by October 15, 1999, (x) lockbox agreements, in a form reasonably satisfactory to the Collateral Agent, with respect to the lockbox accounts set forth on Part A of Schedule 1.13(b) hereto, duly executed by the respective bank(s) at which such accounts are maintained and the Borrower or applicable Loan Party specified in relation to each such lockbox account on such Schedule 1.13(b), (y) blocked account agreements, in a form reasonably satisfactory to the Collateral Agent, with respect to the depositary accounts among the bank accounts set forth on Part B of Schedule 1.13(b) hereto, duly executed by the respective bank(s) at which such accounts are maintained and the Borrower or applicable Loan Party specified in relation to each such bank account on such Schedule 1.13(b) and (z) the cash collateral and administration agreement referred to above;

          (c) As soon as available but in any event by October 1, 1999, deliver to the Collateral Agent Assumption Agreements relating to each of the LIFO Guarantee and the Master Restructuring Agreement, duly executed by each Italian Subsidiary, in a form satisfactory to the Collateral Agent, and opinions, in a form and from counsel reasonably satisfactory to the Collateral Agent, relating to the validity and enforceability of the obligations under the LIFO Guarantee of each Foreign Subsidiary that executed and delivered the LIFO Guarantee on the Restructuring Effective Date and each Italian Subsidiary.

          (d) As soon as available but in any event by October 15, 1999:

          (i) With respect to Far East, (A) deliver to the Collateral Agent, a mortgage of shares or other comparable agreement with respect to 65% of each class of Capital Stock of Far East, duly executed and delivered by the Borrower and any Domestic Subsidiary that owns any such Capital Stock, in a form or forms satisfactory to the Collateral Agent, (B) take all actions reasonably necessary or advisable to grant the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on such Capital Stock, including the issuance of share certificates representing such Capital Stock in the name of the Collateral Agent or its nominee and the delivery of copies of the shareholder registry of Far East showing the Collateral Agent or its nominee as the registered owner of such pledged shares and (C) deliver to the Collateral Agent opinions relating to the enforceability of any such mortgage of shares or other agreement and the perfected status and priority of such Liens, which opinions shall be in form and substance and from counsel, reasonably satisfactory to the Collateral Agent;

          (ii) With respect to Recoton (UK) Limited, (A) deliver to the Collateral Agent, a mortgage of shares or other comparable agreement with respect to 65% of each class of Capital Stock of Recoton (UK) Limited, duly executed and delivered by the Borrower and any Domestic Subsidiary that owns any such Capital Stock, in a form or forms satisfactory to the Collateral Agent, (B) take all actions reasonably necessary or advisable to grant the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on such Capital Stock, including the issuance of share certificates representing such Capital Stock in the name of the Collateral Agent or its nominee and the delivery of copies of the shareholder registry of each such Subsidiary showing the Collateral Agent or its nominee as the registered owner of such pledged shares and (C) deliver to the Collateral Agent opinions relating to the enforceability of any such mortgage of shares or other agreement and the perfected status and priority of such Liens, which opinions shall be in form and substance and from counsel, reasonably satisfactory to the Collateral Agent;

          (iii) with respect to each German Subsidiary, Italian Subsidiary and Canadian Subsidiary that is a Foreign Subsidiary owned by the Borrower or a Domestic Subsidiary, (A) deliver to the Collateral Agent, a pledge agreement or comparable agreement with respect to 100% of each class of Capital Stock of such Foreign Subsidiary owned by the Borrower or a Domestic Subsidiary, duly executed and delivered by such Loan Party, in a form satisfactory to the Collateral Agent, (B) take all actions reasonably necessary or advisable to grant the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens in such Capital Stock including, to the extent applicable, the issuance of share certificates representing such Capital Stock in the name of the Collateral Agent or its nominee and the delivery of copies of the shareholder registry of each such Subsidiary showing the Collateral Agent or its nominee as the registered owner of such pledged shares and (C) deliver to the Collateral Agent opinions relating to the validity and enforceability of such pledge or comparable agreements and the perfected status and priority of such Liens, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent PROVIDED that in the case of any such Subsidiary that is an Italian Subsidiary, the obligations of the Borrower under clause (B) above shall be satisfied upon the delivery of the pledge or comparable agreement with respect to the Capital Stock of such Italian Subsidiary to the appropriate Italian Governmental Authority for recordation under applicable Italian law; and

          (iv) with respect to each Canadian Subsidiary, (A) deliver duly executed agreements that are valid and enforceable under the laws under which each such Canadian Subsidiary is organized granting the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens (subject to Permitted Liens) on substantially all of the tangible and intangible assets of such Canadian Subsidiary, (B) to the extent possible under the laws of each applicable jurisdiction, take all actions reasonably necessary or advisable to perfect such Liens in Canada and (C) deliver to the Collateral Agent opinions relating to the validity and enforceability of such pledge or comparable agreements and the perfected status and priority of such Liens, which opinions shall be in form and substance and from counsel, reasonably satisfactory to the Collateral Agent.

          (e) With respect to any assets acquired after the Restructuring Effective Date by the Borrower or any other domestic Loan Party (other than (x) assets covered by the (A) after-acquired property clauses of the Collateral Agreement to which the Person acquiring such assets is a party and (B) the Uniform Commercial Code financing statements already on file with respect to such Person, (y) any assets described in paragraph (f), (g), (h) or (i) below and (z) assets with an aggregate value not to exceed $500,000 with respect to which a security interest cannot be perfected by filing UCC-1 financing statements), promptly (i) execute and deliver to the Collateral Agent such amendments to any Operative Agreements or such other documents as the Collateral Agent, the Required LIFO Lenders or the Required Existing Senior Creditors deem necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on such assets, (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected first and second priority Liens in such assets, prior to all other Liens, including the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Document or by law or as may be requested by the Collateral Agent and (iii) if reasonably requested by the Collateral Agent, the Required LIFO Lenders or the Required Existing Senior Creditors, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and
(ii), which opinions shall be in form and substance reasonably consistent with the opinion delivered on the Restructuring Effective Date as to relevant matters, and from counsel reasonably satisfactory to the Collateral Agent and any requesting LIFO Lenders and/or Existing Senior Creditors.

          (f) With respect to any fee interest in any real estate having a value (together with improvements thereof), of at least $100,000 in each case acquired after the Restructuring Effective Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be (subordinate only to Permitted Liens), in favor of the Collateral Agent, for the benefit of the Secured Creditors, covering such real estate, in form and substance reasonably satisfactory to the Collateral Agent, (ii) if requested by the Collateral Agent or the Required Existing Senior Creditors, provide the Collateral Agent with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance (x) reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, the Required LIFO Lenders or the Required Existing Senior Creditors, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii),which opinions shall be in form and substance reasonably consistent with the opinion delivered on the Restructuring Effective Date as to relevant matters, and from counsel reasonably satisfactory to the Collateral Agent and any requesting LIFO Lenders and/or Existing Senior Creditors.

          (g) With respect to any new Subsidiary other than an Excluded Foreign Subsidiary, a German Subsidiary or an Italian Subsidiary created or acquired after the Restructuring Effective Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Collateral Agent such amendments to any Operative Agreement or any Security Document that the Collateral Agent, the Required LIFO Lenders or the Required Existing Senior Creditors deem necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, or take such other actions as prescribed under the law under which the issuer of such Capital Stock is organized to perfect the Liens granted under clause (i) above, (iii) cause such new Subsidiary (A) to become a party to the Guarantee, the Existing Guarantees, the Collateral Agreement and any other Security Document (or comparable forms of agreement under local law to the extent legal) and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens in the Collateral described in the Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of UCC financing statements or comparable filings or registrations in such jurisdictions as may be required by the Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, the Required LIFO Lenders or the Required Existing Senior Creditors, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and, (iii) , which opinions shall be in form and substance reasonably consistent with the opinion delivered on the Restructuring Effective Date as to relevant matters, and from counsel reasonably satisfactory to the Collateral Agent and any requesting LIFO Lenders and/or Existing Senior Creditors.

          (h) With respect to any new First Tier Excluded Foreign Subsidiary created or acquired after the Restructuring Effective Date by the Borrower or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Collateral Agent such amendments to the Collateral Agreement as the Collateral Agent or the Required Existing Senior Creditors deem necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens in the Capital Stock of such new Foreign Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of each class of the Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and otherwise take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on such Capital Stock and (iii) if requested by the Collateral Agent or the Required Existing Senior Creditors, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance reasonably consistent with the opinion delivered on the Restructuring Effective Date as to relevant matters, and from counsel reasonably satisfactory to the Collateral Agent and any requesting LIFO Lenders and/or Existing Senior Creditors.

          (i) With respect to each German or Italian Subsidiary created or acquired after the Restructuring Effective Date, promptly (i) deliver to the Collateral Agent, a pledge agreement with respect to 100% of the Capital Stock of such new Subsidiary owned by the Borrower or a Domestic Subsidiary, duly executed and delivered by such Loan Party, in a form or forms satisfactory to the Collateral Agent, customary under applicable law, (ii) cause such new Subsidiary(A) to become a party to the Guarantee, the Existing Guarantees and the Master Restructuring Agreement and (B) to take such actions reasonably necessary or advisable to grant the Collateral Agent, for the benefit of the Secured Creditors, perfected Liens on such Capital Stock and (iii) deliver to the Collateral Agent opinions relating to the validity and enforceability of the obligations of such new Subsidiary under the Guarantee, the Existing Guarantees and any such pledge agreements and the Master Restructuring Agreement, which opinions shall be in form and substance reasonably consistent with the opinion delivered on the Restructuring Effective Date as to relevant matters, and from counsel reasonably satisfactory to the Collateral Agent and any requesting LIFO Lenders and/or Existing Senior Creditors.

          1.14 FURTHER ASSURANCES; SECURITY INTERESTS. Upon the reasonable request of the Collateral Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are desirable, from time to time, in order to grant and maintain in favor of the Secured Creditors as beneficiaries thereof the Liens in the Collateral contemplated by the Operative Agreements, subject only to Permitted Liens.

                          SECTION 2. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the LIFO Commitments remain in effect, or any LIFO Obligations or Existing Obligations remains outstanding and unpaid to the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          2.1 FINANCIAL CONDITION COVENANTS.

          (a) MINIMUM CURRENT ASSETS RATIO. Permit the Current Assets Ratio, at any time during any period set forth on Schedule 2.1(a) hereto, to be less than the amount set forth opposite such period.

          (b) MINIMUM CUMULATIVE EBITDA. Permit Consolidated EBITDA, as of the end of any period set forth on Schedule 2.1(b) hereto to be less than the amount set forth opposite such period.

          (c) MINIMUM NON-CUMULATIVE EBITDA. Permit Consolidated EBITDA as of the end of any fiscal quarter set forth on Schedule 2.1(c) hereto to be less than the amount set forth opposite such fiscal quarter.

          (d) MAXIMUM CAPITAL EXPENDITURES. Permit Capital Expenditures during any period set forth on Schedule 2.1(d) hereto to exceed than the amount set forth opposite such period.

          (e) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries to be less than (i) $65,000,000 as of the end of any fiscal month ending during the period from the Restructuring Effective Date to and including December 30, 2000 and
(ii) $85,000,000 as of the end of any fiscal month thereafter.

          2.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower under (i) the LIFO Credit Agreement in a maximum principal amount not to exceed $50,000,000, (ii) the Existing Agreements set forth on Schedule 2.2(a) hereto in the respective maximum principal amounts set forth opposite each such Existing Agreement on
     Schedule 2.2(a) hereto and (iii) any refinancing, renewal or extension of both the LIFO Commitments and the Existing Senior Obligations (but not one without the other) so long as the maximum principal amount available to be borrowed under any such refinancing, renewal or extension of the LIFO Commitments and the Existing Senior Obligations collectively does not exceed $275,000,000;

          (b) Indebtedness of (i) the Borrower to any Guarantor, (ii) any Subsidiary to the Borrower or any other Guarantor, (iii) any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor and
     (iv) the Borrower or any Guarantor to any Subsidiary that is not a Guarantor incurred after the Restructuring Effective Date in an aggregate amount not to exceed $100,000 at any one time outstanding;

          (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in a principal amount not exceeding 100% of the purchase price of such asset, which Indebtedness (i) was outstanding on the Restructuring Effective Date or (ii) is incurred thereafter in an aggregate amount not to exceed $500,000 at any one time outstanding;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 2.2(d);

          (e) Indebtedness constituting amounts owing in respect of goods and services purchased pursuant to corporate credit cards in an aggregate amount for the Borrower and its Subsidiaries not to exceed $50,000 at any one time outstanding;

          (f) Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit issued in connection with their Hong Kong operations and/or in respect of trust receipt financing obtained in connection with such Hong Kong operations other than under the LIFO Credit Agreement or the Existing Credit Agreement; PROVIDED that (i) no such Indebtedness shall have a tenor of more than 120 days and (ii) the aggregate amount of all such Indebtedness of the Borrower and its Subsidiaries shall not at any time exceed the Hong Kong dollar equivalent of $5,400,000 and (iii) the incurrence of any such Indebtedness would not cause the Aggregate L/C Obligations at the time of such incurrence to exceed $24,000,000;

          (g) Indebtedness of the Borrower and its Subsidiaries in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding in respect of overdrafts outstanding for not more than 15 days;

          (h) Indebtedness of the Borrower in an amount not to exceed $14,000,000 plus accrued interest evidenced by a promissory note payable to the United States of America or an agency thereof delivered in settlement of obligations of the Borrower arising out of the customs investigation discussed in the Borrower's Form 10-Q for the period ended June 30, 1999;

          (i) Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit issued in connection with their German operations other than under the LIFO Credit Agreement or the Existing Credit Agreement; PROVIDED that (i) no such Indebtedness shall have a tenor of more than 120 days, (ii) the aggregate amount of all such Indebtedness of the Borrower and its Subsidiaries shall not at any time exceed 4,750,000 Deutsche Marks and (iii) the incurrence of any such Indebtedness would not cause the Aggregate L/C Obligations at the time of such incurrence to exceed $24,000,000; and

          (j) Indebtedness of the Borrower and its Subsidiaries in respect of drafts received from customers that are discounted on a full recourse basis by the Borrower or any Subsidiaries, PROVIDED that (i) no such discounted draft shall have a maturity of more than 180 days and (ii) the aggregate amount of all such Indebtedness in respect of discounted drafts shall not at any time exceed 16,500,000 Deutsche Marks.

          2.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in conformity with GAAP;

          (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 20 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 2.3, securing Indebtedness permitted by subsections 2.2(c) or 2.2(d), PROVIDED that such Liens are not to be renewed, extended, amended or refinanced and PROVIDED FURTHER that no such Lien is spread to cover any additional Property after the Restructuring Effective Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 2.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created in the ordinary course of business and substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such Property at the time it was acquired;

          (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date of this Agreement or on property or assets acquired by the Borrower or any Subsidiary after the date of this Agreement, in each case securing Indebtedness permitted by subsection 2.2(c) or (d) of this MRA Appendix B, PROVIDED that (i) such Liens exist at the time such Person becomes a Subsidiary or such property or assets are acquired, as the case may be, and are not created in anticipation thereof and (ii) any such Lien is not extended to cover any property or assets of such Person or any other property or assets of the Borrower or such Subsidiary, as the case may be, after the time such Person becomes a Subsidiary or such property or assets are acquired, as the case may be;

          (i) Liens arising in respect of (i) any judgment arising from the customs investigation referred to in subsection 2.2 (h), but only to the extent credited against the Indebtedness discussed in such subsection, and
     (ii) other judgments in an aggregate amount of less than $3,000,000 at any one time outstanding in circumstances not constituting a Default or Event of Default;

          (j) attachments, judgments, or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed by being contested in good faith by appropriate proceedings;

          (k) Liens on goods (and the documents of title related thereto) the purchase price of which is financed by a letter of credit issued for the account of the Borrower or its Subsidiaries, PROVIDED that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit;

          (l) Liens created pursuant to the Security Documents;

          (m) Liens on deposits on other property of the Borrower or any Subsidiary to secure up to $500,000 of insurance obligations incurred in the ordinary course of business;

          (n) Liens on the inventory of the Borrowers or any of its Subsidiaries that is consigned in an aggregate amount not to exceed $500,000 at any one time outstanding; and

          (o) Liens against the interest of the Borrower or any Subsidiary in real property arising out of the lease or sublease of such real property, but only to the extent that the lease or sublease constitutes an "encumbrance" as such term is used in the definition of the term "Lien".

          2.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations of the Borrower in existence on the date hereof and listed on Schedule 2.4;

          (b) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, and guarantees made in the ordinary course of its business by any Guarantor of obligations of the Borrower or any Subsidiary of the Borrower, which obligations are not prohibited by this Agreement;

          (c) the Guarantees;

          (d) Guarantee Obligations of the Borrower and its Subsidiaries in respect of Indebtedness permitted under subsection 2.2(j); and

          (e) Guarantee Obligations under the 1999 Notes Subsidiary Guaranty to the extent such 1999 Notes Subsidiary Guaranty is consistent with Section 2.8(d) of the Master Restructuring Agreement.

          2.5 LIMITATION ON FUNDAMENTAL CHANGES AND SALES OF ASSETS. Except as contemplated by Schedule 1.4, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except if such transaction is in the ordinary course of business, convey, sell, lease, assign, transfer or otherwise dispose of its property, business or assets (including the Capital Stock of the Borrower or any of its Subsidiaries), or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower that are Guarantors (PROVIDED that the wholly owned Subsidiary, or Subsidiaries that are Guarantors shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower that is a Guarantor;

          (c) the sale or other Disposition of any property in the ordinary course of business;

          (d) the sale or discount without recourse, in the ordinary course of business, of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) the sale or other Disposition of worn out, obsolete or surplus property so long as the Net Cash Proceeds of any such sale or Disposition are applied to the prepayment of the LIFO Loans and the reduction of the LIFO Commitments or, with the consent of all of the LIFO Lenders, to the reduction of the Existing Senior Obligations when the aggregate Net Cash Proceeds of such sales equal $1,000,000 and each whole multiple thereof, PROVIDED that to the extent that the Borrower reinvests the Net Cash Proceeds from the Disposition of worn out or obsolete fixed or capital assets in replacement fixed or capital assets within 45 days following any such Disposition such Net Cash Proceeds shall not be counted toward the $1,000,000 baskets referred to above (it being understood that any such reinvestments shall nonetheless constitute Capital Expenditures);

          (f) the issuance of shares of Capital Stock of the Borrower or any Subsidiary (i) upon the exercise of any warrant, option or rights (A) outstanding on the Restructuring Effective Date or issued in connection with the LIFO Credit Agreement or the transactions contemplated by the Master Restructuring Agreement or (B) issued after the Restructuring Effective Date under clause (g) of this subsection or (ii) for Fair Market Value as of the date of such issuance; PROVIDED that, in the case of clause
     (ii), the Net Cash Proceeds thereof are applied to the prepayment of the LIFO Obligations and the reduction of the LIFO Commitment, or with the consent of all of the LIFO Lenders, the reduction of the Existing Senior Obligations;

          (g) The issuance of shares of Capital Stock of the Borrower and the issuance of warrants, options or rights to acquire such Capital Stock to employees, former employees or directors of, or consultants to, the Borrower or any of its Subsidiaries under shareholder approved plans or which were outstanding on the Restructuring Effective Date; and

          (h) form or create new Subsidiaries so long as the applicable Loan Party and such new Subsidiary complies with subsection 1.13 of MRA Appendix B.

          2.6 LIMITATION ON NON-DOMESTIC ASSETS. (a) Permit at any time (i) the aggregate Total Tangible Assets of the Far East Subsidiaries to be greater than $35,000,000 or (ii) the aggregate cash on hand of the Far East Subsidiaries to exceed for a period of five consecutive Business Days $3,000,000.

          (b) Permit the aggregate Total Tangible Assets of the PRC Subsidiaries, taken as a whole, to be greater than $22,000,000 or (ii) at any time the aggregate cash on hand of the PRC Subsidiaries to exceed $500,000.

          (c) Permit the aggregate Total Tangible Assets of the Borrower and any Domestic Subsidiary located outside the United States to exceed (i) $11,000,000 at any time prior to January 1, 2000 and (ii) $5,000,000 at any time thereafter.

          (d) Permit the German Subsidiaries, taken as a whole, to have Total Tangible Assets in excess of $55,000,000 at any time.

          (e) Permit Recoton (UK), a United Kingdom corporation, to have Total Tangible Assets in excess of $25,000,000 at any time.

          (f) Permit the Italian Subsidiaries, taken as a whole, to have Total Tangible Assets in excess of $17,500,000 at any time.

          2.7 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) loans and advances to employees of the Borrower or its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

          (d) investments by the Borrower in its Subsidiaries and investments by such Subsidiaries in the Borrower and in other Subsidiaries, which investments (i) are in existence as of the Restructuring Effective Date,
     (ii) made thereafter to the extent permitted under subsection 2.2(b) of MRA Appendix B or (iii) constitute investments in Guarantors that are Domestic Subsidiaries;

          (e) the advance by the Borrower to STD Manufacturing Limited not to exceed $4,000,000 made within ten days of the Restructuring Effective Date;

          (f) loans and advances to suppliers in the ordinary course of business not to exceed $2,000,000 at any one time outstanding, PROVIDED that no such loan or advance shall be outstanding for more than 180 days; and --------

          (g) to the extent otherwise prohibited by this subsection 2.7, amounts on deposit in the Collateral Accounts.

          2.8 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that any Subsidiary may make Restricted Payments to the Borrower and to any other Subsidiary if such other Subsidiary owns 100% of each class of Capital Stock of the first Subsidiary.

          2.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not prohibited by this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          2.10 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

          2.11 LIMITATION ON LINES OF BUSINESS. Engage in any material business other than those in or directly related to the consumer electronics industry.

          2.12 LIMITATION ON RAC-FSC ASSETS. Permit RAC-FSC to have any material assets.

          2.13 CASH MANAGEMENT; BANK ACCOUNTS. At any time after October 1, 1999 or October 15, 1999, as applicable (a) fail to maintain the system of cash management developed and implemented in accordance with subsection 1.13(b) of MRA Appendix B and (b) maintain more than $2,000,000 of cash in domestic bank accounts with banks that are not party to a duly executed lockbox or blocked account agreement, as applicable, that has been delivered, and is in a form reasonably satisfactory, to the Collateral Agent.

          2.14 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. (a) Make any optional payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any Indebtedness (other than the Secured Obligations), and (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness subordinated to the LIFO Obligations (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                                                                 SCHEDULE 2.1(a)
                                                               to MRA Appendix B


-------------------------------------------------------------------------------

                      Minimum Current Assets Ratio (000's)
-------------------------------------------------------------------------------

           Month                                               Amount
-------------------------------------------------------------------------------

        August 1999                                            1.25:1
-------------------------------------------------------------------------------

       September 1999                                          1.25:1
-------------------------------------------------------------------------------

        October 1999                                           1.25:1
-------------------------------------------------------------------------------

        November 1999                                          1.25:1
-------------------------------------------------------------------------------

        December 1999                                          1.25:1
-------------------------------------------------------------------------------

        January  2000                                          1.25:1
-------------------------------------------------------------------------------

        February 2000                                          1.25:1
-------------------------------------------------------------------------------

         March 2000                                            1.20:1
-------------------------------------------------------------------------------

         April 2000                                            1.20:1
-------------------------------------------------------------------------------

          May 2000                                             1.20:1
-------------------------------------------------------------------------------

         June 2000                                             1.25:1
-------------------------------------------------------------------------------

         July 2000                                             1.25:1
-------------------------------------------------------------------------------

        August 2000                                            1.25:1
-------------------------------------------------------------------------------

       September 2000                                          1.25:1
-------------------------------------------------------------------------------

        October 2000                                           1.25:1
-------------------------------------------------------------------------------

       November 2000                                           1.25:1
-------------------------------------------------------------------------------

       December 2000                                           1.25:1
-------------------------------------------------------------------------------

        January 2001                                           1.25:1
-------------------------------------------------------------------------------

       February 2001                                           1.25:1
-------------------------------------------------------------------------------

         March 2001                                            1.25:1
-------------------------------------------------------------------------------

         April 2001                                            1.25:1
-------------------------------------------------------------------------------

          May 2001                                             1.25:1
-------------------------------------------------------------------------------

                                                                 SCHEDULE 2.1(b)
                                                               to MRA Appendix B

-------------------------------------------------------------------------------

                 Minimum Cumulative Consolidated EBITDA (000's)
-------------------------------------------------------------------------------

                      Period                                       Amount
-------------------------------------------------------------------------------

        July 1, 1999 - September 30, 1999                          $ 5,700
-------------------------------------------------------------------------------

         July 1, 1999 - December 31, 1999                          $27,370
-------------------------------------------------------------------------------

          July 1, 1999 - March 31, 2000                            $32,700
-------------------------------------------------------------------------------

           July 1, 1999- June 30, 2000                             $34,900
-------------------------------------------------------------------------------

       October 1, 1999- September 30, 2000                         $44,300
-------------------------------------------------------------------------------

       January 1, 2000 - December 31, 2000                         $46,000
-------------------------------------------------------------------------------

          April 1, 2000 - March 31, 2001                           $50,400
-------------------------------------------------------------------------------

                                                                 SCHEDULE 2.1(c)
                                                               to MRA Appendix B

-------------------------------------------------------------------------------

               Minimum Non-Cumulative Consolidated EBITDA (000's)
-------------------------------------------------------------------------------

             Fiscal Quarter Ending                             Amount
------------------------------------------------------------------------

               September 30, 1999                               $5,700
------------------------------------------------------------------------

               December 31, 1999                               $19,400
------------------------------------------------------------------------

                 March 31, 2000                                 $2,100
------------------------------------------------------------------------

                 June 30, 2000                                  $1,000
------------------------------------------------------------------------

               September 30, 2000                              $12,900
------------------------------------------------------------------------

               December 31, 2000                               $25,600
------------------------------------------------------------------------

                 March 31, 2001                                 $6,900
------------------------------------------------------------------------

                                                                 SCHEDULE 2.1(d)
                                                               to MRA Appendix B


---------------------------------------------------------------------------

                      Maximum Capital Expenditures (000's)
---------------------------------------------------------------------------

                      Period                                       Amount
---------------------------------------------------------------------------

      September 1, 1999 -September 30, 1999                        $2,500
---------------------------------------------------------------------------

       September 1, 1999- December 31, 1999                        $6,000
---------------------------------------------------------------------------

         January 1, 2000 - March 31, 2000                         $10,000
---------------------------------------------------------------------------

         January 1, 2000 - June 30, 2000                          $12,000
---------------------------------------------------------------------------

       January 1, 2000 - September 30, 2000                       $12,000
---------------------------------------------------------------------------

        January 1, 2000- December 31, 2000                        $12,000
---------------------------------------------------------------------------

         January 1, 2001 -March 31, 2001                           $5,000
---------------------------------------------------------------------------

                                                                 SCHEDULE 2.2(a)
                                                               to MRA Appendix B

                     Indebtedness under Existing Agreements



--------------------------------------------------------------------------------

     Existing Agreement                      Principal Amount Outstanding on
                                              Restructuring Effective Date
--------------------------------------------------------------------------------

Existing Credit Agreement                         $101,700,505
--------------------------------------------------------------------------------

1997 Note Purchase Agreement                       $75,000,000
--------------------------------------------------------------------------------

1998 Note Purchase Agreement                       $25,000,000
--------------------------------------------------------------------------------

1999 Securities Purchase Agreement                 $35,000,000
--------------------------------------------------------------------------------

                                                          Appendix C to the
                                             Master Restructuring Agreement


          The following Events of Default are applicable to the LIFO Credit Agreement (as such term and all other capitalized terms used herein without being defined are defined in MRA Appendix A) and the Master Restructuring Agreement, and shall be applicable to (i) the LIFO Credit Agreement to the extent provided in Section 8 thereof, (ii) the Existing Agreements as provided in Section 2.8(f) of the Master Restructuring Agreement and (iii) the Chase Mortgages to the extent provided in Section 2.5 of the Master Restructuring Agreement.

                            UNIFORM EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) As to the holder of any Obligations, the Borrower shall fail to pay any principal of any Obligation owed to such holder when due in accordance with the terms thereof; or the Borrower shall fail to pay any interest on any Obligation, or any other amount payable with respect thereto, (x) in the case of LIFO Obligations or Existing Senior Obligations or Premium Obligations, within five days and (y) in the case of the 1999 Note Obligations, within 15 days after any such interest or other amount becomes due in accordance with the terms of the Operative Agreements governing such holder's Obligations; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party in the Master Restructuring Agreement, the LIFO Credit Agreement or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Master Restructuring Agreement, the LIFO Credit Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of (i) any agreement contained in subsection 1.11 or Section 2 of MRA Appendix B,
     (ii) any agreement contained in subsection 1.10 of MRA Appendix B and such default shall continue uncured for a period of one Business Day, (iii) any agreement contained in subsections 1.1, 1.2(e)(i) or 1.13 of MRA Appendix B and such default shall continue uncured for a period of five Business Days and (iv) any agreement contained in subsection 1.2(e)(ii) of MRA Appendix B and such default shall continue uncured for a period of 10 Business Days; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in Section 1 of MRA Appendix B, the LIFO Credit Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) above), and such default shall continue unremedied for a period of 30 days after the occurrence thereof; or

          (e) As to the holder of any Obligation, the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than such holder's Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $1,000,000; or

          (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any of the Operative Agreements shall cease, for any reason, to be in full force and effect and valid, or (ii) as to any Secured Creditor, any security interest or Lien purported to be created under any Security Document shall cease, or the Borrower or any other Loan Party shall claim that such security interest or Lien shall have ceased, to be effective to create a perfected Lien on the Collateral (otherwise than by the release of the Collateral as provided in the Master Restructuring Agreement or applicable Security Document) with the priority purported to have been created thereby, except to the extent that any such loss of enforceability or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Pledged Securities referred to in the Collateral Agreement or otherwise take any action within its control (including the filing of UCC continuation statements); or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Existing Senior Creditors, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Existing Senior Creditors is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (j) Any of the Guarantees shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (k) (i) Any natural person other than Robert L. Borchardt, his estate, any trust established by him or his heirs, or any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) not controlled by Robert L. Borchardt, his estate, any trust established by him or his heirs (other than a Permitted Holder, as defined below) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Restructuring Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors; as used in this paragraph the term "Permitted Holder" shall mean any holder of shares of any outstanding class of the Capital Stock of the Borrower that shall have been designated as a Permitted Holder in a resolution duly adopted by the Board of Directors of the Borrower and that shall have been approved in writing by the Required Existing Senior Creditors; or

          (l) without the written consent of Chase, the Domestic Term Loan shall not have been paid in full on the Restructuring Effective Date; or

          (m) without the written consent of Chase, the Far East Term Loan shall not have been paid in full within two Business Days following the making of the loan described in Section 2.2(a)(ii) of the Master Restructuring Agreement.